Date Filed:  March 1, 2000                         SEC File No.


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

       FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INDUSTRIAL ECOSYSTEMS, INC.
          ----------------------------------------------
          (Name of small business issuer in its Charter)

             Utah                                            94-3200034
------------------------------                          ----------------------
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification Number)

           2040 West Broadway, Bloomfield, NM  87413 (505)632-1786
  -------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              4955
     --------------------------------------------------------
     (Primary Standard Industrial Classification Code Number)

Copies to:                                Registered Agent:
Elliott N. Taylor, Esq.                   Taylor and Associates, Inc.
John C. Thompson, Esq.                  Attorneys and Counselors at Law
Taylor and Associates, Inc.               3090 East 3300 South, Suite 400
Attorneys and Counselors at Law           Salt Lake City, UT 84109
3090 East 3300 South, Suite 400           Phone: (801) 463-6080
Salt Lake City, Utah  84109               Fax: (801) 463-6085
Phone: (801) 463-6080                     ------------------------------------
Fax: (801) 463-6085                       (Name, address, including zip code,
                                          and telephone number, including area
                                          code, of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                 CALCULATION OF REGISTRATION FEE

Title of Each                              Proposed Maximum   Proposed Maximum     Amount of
Class of Securities   Amount to            Offering Price     Aggregate Offering   Registration
to be Registered      be Registered        per Share (1)      Price (1)            Fee
-------------------   -------------        ----------------   ------------------   ------------
Shares of Common
Stock, $0.001 par
value                13,800,000 Shares     $     0.125         $  1,725,000         $ 448.50

(1)   6,900,000 Shares currently held by Selling Shareholders and 6,900,000 Shares issuance on the exercise of warrants held by the Selling Shareholders See DESCRIPTION OF CAPITAL STOCK.

                         Footnotes appear on next page

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. This amount is based upon the closing price ($0.125) of the common stock of the Registrant as reported on the NASD's OTC Bulletin board on February 28, 2000.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

The Registrant hereby amends this registration statement on such dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                           INDUSTRIAL ECOSYSTEMS, INC.
          Cross Reference Sheet Pursuant to Rule 404(a)

Cross reference between items of Part I of Form S-1 and the Prospectus filed by Industrial Ecosystems, Inc., as part of the Registration Statement.

REGISTRATION STATEMENT ITEM NUMBER AND HEADING          PROSPECTUS HEADING
----------------------------------------------          ------------------

1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus..................... FRONT COVER

2. Inside Front and Outside Back Cover Page
    of Prospectus...................................... INSIDE FRONT COVER AND
                                                        OUTSIDE BACK COVER

3. Summary Information; Risk Factors; and Ratio of
    Earnings to Fixed Charges.......................... PROSPECTUS SUMMARY;
                                                        RISK FACTORS; Not
                                                        Applicable

4. Use of Proceeds..................................... USE OF PROCEEDS

5. Determination of Offering Price..................... Not Applicable

6. Dilution............................................ DILUTION

7. Selling Security Holders............................ SELLING SHAREHOLDERS

8. Plan of Distribution................................ PLAN OF DISTRIBUTION

9. Description of Securities to be Registered.......... DESCRIPTION OF
                                                        SECURITIES

10. Interest of Named Experts and Counsel.............. EXPERTS and LEGAL
                                                        MATTERS

11. Information with Respect to the Registrant
    (a) Description of Business........................ BUSINESS
    (b) Description of Property........................ PROPERTIES
    (c) Legal Proceedings.............................. LITIGATION
    (d) Market Price of and Dividends on the Registrant's
        Common Equity and Related Stockholder Matters.. MARKET FOR
                                                        SECURITIES
    (e) Financial Statements........................... FINANCIAL STATEMENTS
    (f) Selected Financial Data........................ SELECTED FINANCIAL
                                                          DATA
    (g) Supplementary Financial Information............ Not Applicable
    (h) Management's Discussion and Analysis of Financial
         Condition and Results of Operations........... MANAGEMENT'S
                                                        DISCUSSION AND
                                                        ANALYSIS OF FINANCIAL
                                                        CONDITION AND RESULTS
                                                        OF OPERATIONS
    (i) Disagreements with Accountants on Accounting
         and Financial Disclosure...................... Not Applicable
    (j) Quantitative and Qualitative Disclosures About
         Market Risk................................... Not Applicable
    (k) Directors and Executive Officers............... MANAGEMENT

                          INDUSTRIAL ECOSYSTEMS, INC.
           Cross Reference Sheet Pursuant to Rule 404(a)(Continued)

Cross reference between items of Part I of Form S-1 and the Prospectus filed by Industrial Ecosystems, Inc., as part of the Registration Statement.

REGISTRATION STATEMENT ITEM NUMBER AND HEADING          PROSPECTUS HEADING
----------------------------------------------          ------------------
    (l) Executive Compensation......................... EXECUTIVE COMPENSATION
    (m) Security Ownership of Certain Beneficial Owners
         and Management................................ PRINCIPAL SHAREHOLDERS
    (n) Certain Relationships and Related Transactions. CERTAIN TRANSACTIONS
12. Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities.... UNDERTAKINGS

13. Other Expenses of Issuance and Distribution ....... OTHER EXPENSES OF
                                                        ISSUANCE AND
                                                        DISTRIBUTION

14. Indemnification of Directors and Officers.......... UNDERTAKINGS

15. Recent Sales of Unregistered Securities............ RECENT SALES OF
                                                        UNREGISTERED
                                                        SECURITIES

16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES........ EXHIBITS; Not
                                                        Applicable

17. Undertakings....................................... UNDERTAKINGS

[FRONT COVER PAGE]
PROSPECTUS

                SUBJECT TO COMPLETION -- DATED MARCH __, 2000


                                13,800,000 Shares

                           INDUSTRIAL ECOSYSTEMS, INC.

                           Common Stock


All of the shares of Common Stock offered hereby are being sold by certain shareholders of the Company (the"Selling Shareholders"). See SELLING SHAREHOLDERS. The Company will not receive any proceeds from the sale of the shares offered hereby. However, the Company could receive up to $931,400 in proceeds from the exercise of warrants to purchase up to 6,900,000 shares of Common Stock (the "Warrant Shares"), which are currently held by the Selling Shares. See USE OF PROCEEDS.

The Company's Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "OTC Bulletin Board") under the symbol "IECS". On February 17, 2000, the last reported sales price of the Common Stock was $0.16 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION; NOR HAS THE COMMISSION PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING; NOR HAS ANY STATE SECURITIES DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================
                          Price to      Underwriting       Proceeds to Selling
                          Public        Discounts (1)      Shareholders (1)
------------------------------------------------------------------------------
Per Share...............  $             $0.00              $
Total...................  $             $0.00              $
==============================================================================

(1) Any commissions or discounts paid in connection with the sale of the Common Stock will be paid by the Selling Shareholders and will be determined through negotiations between them and the broker-dealer through or to which the shares are sold and may vary depending on the broker-dealer's fee schedule, the size of the transaction, and other factors. The Selling Shareholders and any broker, dealer, or agent that participates with the Selling Shareholders in the sale of the Common Stock may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any commissions or discounts received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions under the Securities Act. See PLAN OF DISTRIBUTION.



         The date of this Prospectus is __________, 2000

No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Changes in the Offering which occur after the date hereof, if any, will necessitate the filing with the Securities and Exchange Commission (the "Commission") of an amendment to the registration statement of which this Prospectus forms a part (the "Registration Statement") and review and declaration of effectiveness by the Commission of such amendment. There can be no assurance that any such amendment will become effective. Should the Company file a post-effective amendment and such amendment is not declared effective by the Commission, Selling Shareholders will be precluded from making offers and from selling the Shares of Common Stock.

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                 THE COMPANY

Industrial Ecosystems, Inc. (hereinafter referred to as "IEI" or "Company") was incorporated in the state of Utah in July 1993. In March 1994, the Company acquired 100% of the equity securities of Environmental Protection Company, a New Mexico corporation ("EPC") in exchange for shares of IEI's Common Stock. EPC is in the excavation and bioremediation business and operates principally in the Farmington, New Mexico area.

Environmental Protection Company
--------------------------------
As indicated above, the Company operates a wholly owned subsidiary, EPC, which, among other things, utilizes a unique bioremediation process to reclaim contaminated soil. A majority of the Company's excavating and soil remediation jobs are done on sites owned and operated by BP-Amoco Production Company ("BP-Amoco"), in and around the Farmington, New Mexico area. EPC engages in soil remediation of hydrocarbon spills using proprietary biotechnology knowhow.

ROP North America, Inc.
-----------------------
The Company, through a wholly owned Canadian subsidiary, IEI Canada, Inc., owns a 50% membership interest in ROP North America, LLC (the "JV"). The JV, through its wholly owned subsidiary, ROP North America, Inc.("ROP"), has a small pig-farming operation, as well as the equipment to operate a blending/processing plant in Amherstburg, Ontario, Canada to convert organic by-products from commercial food processors, such as potato and corn by-products, and certain organic material from other commercial, industrial and institutional sources, such as the syrup from ethanol production, into a livestock feed ingredient.

The Company's principal offices are located at 2040 West Broadway, Bloomfield, NM 87413. The Company's telephone number is (505) 632-1796. See RISK FACTORS and BUSINESS.

                               THE OFFERING

Selling Shareholders................ 6,900,000 shares of Common Stock
                                     6,900,000 Warrant Shares

Shares Outstanding as of
 Prospectus Date.................... Common Stock:     42,641,683
                                     Preferred Stock:  -0-

Shares Outstanding after Offering... Common Stock:     49,541,683 (1)
                                     Preferred Stock:  -0-

------------------------
(1) Assuming the outstanding Warrants to purchase up to 6,900,000 Warrant Shares are exercised and no other shares of Common Stock have been issued by the Company.

Use of Proceeds..................... The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders. In the event the Selling Shareholders exercise warrants to purchase up to 6,900,000 Warrant Shares, the Company could receive up to $931,400 in proceeds, which funds will be used by the Company for general working capital. See USE OF PROCEEDS and DESCRIPTION OF SECURITIES.

Risk Factors........................ There are certain substantial risks associated with an investment in the
                                     Common Stock, including among others,
                                     risks associated with the absence of
                                     operating revenues or profitable
                                     operations.  See RISK FACTORS.

OTC Bulletin Board Symbol........... Common Stock:  IECS

Summary Financial Information
-----------------------------
The following table sets forth selected summarized financial data for the Company at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes thereto set forth elsewhere in this Prospectus.

                                      For the Three             For the Nine                For the
                                      Months Ended              Months Ended              Years Ended
                                      September 30,             September 30,              December 31,
                                    ------------------        -----------------        -------------------
                                    1999         1998         1999         1998         1998         1997
                                 ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
-----------------------------
 Net Sales...................... $   83,414  $   269,662  $   418,206  $   525,246  $   626,545  $   569,983
 Operating Expenses............. $  255,487  $   373,912  $   852,527  $ 1,455,646  $ 1,714,528  $ 2,251,844
 Other Income (Expenses)........ $   (5,892) $  (136,232) $     1,983  $  (197,093) $  (400,979) $  (115,274)
 Net (Loss)..................... $ (288,893) $  (405,998) $  (755,273) $(1,456,853) $(1,894,749) $(2,157,704)
 Extraordinary Gain............. $     -     $      -     $   374,528  $      -     $      -     $      -
 Foreign Currency Adjustments....$     (400) $      -     $     6,269  $      -     $    14,664  $    23,755
 Net Gain (Loss) per Share.......$    (0.01) $     (0.01) $      0.01  $     (0.05) $     (0.06) $     (0.10)
 Weighted Average Number
  of Shares Outstanding.......... 35,500,905   33,000,905   35,500,905   33,000,905   30,111,107   22,262,795

                                           Actual as of
                                           ------------
                                   September 30,  December 31,
                                   -------------  ------------
                                       1999           1998
                                   -------------  ------------
BALANCE SHEET DATA:
------------------
 Total Current Assets............. $     184,447  $     88,300
 Total Assets..................... $     426,805  $    375,013
 Total Current Liabilities         $     500,205  $    802,499
 Working Capital (Deficit)........ $    (315,758) $   (714,199)
 Long Term Debt................... $     887,195  $    157,405
 Commitments and Contingencies.... $     496,591  $    747,819
 Shareholders' (Deficit).......... $  (1,457,186) $ (1,332,710)


                           RISK FACTORS

THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER, IN ADDITION TO THE NEGATIVE IMPLICATIONS OF ALL MATERIAL SET FORTH HEREIN, THE FOLLOWING RISK FACTORS.

RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY

No Assurance of Profitability and Working Capital Deficit
---------------------------------------------------------
We had an operating loss of $757,256 for the nine month period ended September 30, 1999. After taking into account $1,983 of other income and an extraordinary gain of $374,528 relating to debt forgiveness during the period, we had a net comprehensive loss of $374,476. Therefore, there can be no assurance we will be able to develop into a successful or profitable business. See BUSINESS.

Ability of Company to Continue as a Going Concern
-------------------------------------------------
Because we have an accumulated deficit of $(22,374,634)at September 30, 1999, we have a working capital deficit and limited internal financial resources, the report of the Company's auditor at December 31, 1998 contained a going concern modification as to the ability of the Company to continue. During the fiscal year ended December 31, 1999, we effected measures to reduce cash outflows and increase working capital thru the issuance of equity securities for cash and conversion of debt. We are aware of our ongoing cash requirements and have implemented a cash flow plan, including continued reduction in our general and administrative expenses. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Dependence on Certain Customers
--------------------------------
Historically, our revenues have been derived through our subsidiary EPC. EPC has one major customer, BP-Amoco Production Company. In an effort to increase our revenue base we plan to increase marketing through independent sales representatives and develop partner alliances with environmental engineering companies and environmentally focused construction firms. We also plan to directly market our product and services to other oil companies and to government agencies. See BUSINESS: Customers.

Competition
-----------
We compete against numerous other companies, both large and small, that are more established and better financed than we are. Due to the competitive nature of our business and better financed and larger competitors, it may be difficult for us to obtain a significant market share. See BUSINESS:
Competition.

Governmental or Other Regulation
--------------------------------
During the course of conducting our business, our operations may be subject to one or more environmental protection laws that have been enacted and amended during recent decades in response to public concern over the environment. We believe that we will be able to operate in compliance with such regulations. While we have not had to make significant capital expenditures relating to environmental compliance, we cannot predict with any certainty our future capital expenditure requirements relating to environmental compliance because of our limited operations and continually changing compliance standards and technology. See BUSINESS: Government Regulation.

Certain Transactions
--------------------
From time to time we have entered into transactions that may be material to the potential purchaser of the Company's common stock in light of all the circumstances of the particular case. The significance of the transactions may be evaluated by each potential purchaser after taking into account the relationship of the parties to the transactions and the amounts involved in the transactions. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:
Transactions with Management and Others.

Risks Involved in Litigation
----------------------------
We are currently involved in litigation with various third parties relating to disputes arising over certain transactions with a supplier, a former acquisition candidate, and a purported secured creditor. Therefore, we are subject to the risks of any liability that may result from the subsequent disposition of these claims. Potential purchasers should evaluate their investment in light of these uncertainties. See LITIGATION.

Lack of Dividends
-----------------
The Company has not paid, and does not plan to pay, dividends in the foreseeable future even if the Company is profitable. Earnings, if any, are expected to be used to expand the Company's operations and for general corporate purposes, rather than to make distributions to Shareholders.

Possible Sale of Common Stock Pursuant to Rule 144
--------------------------------------------------
The Company has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. Securities held for two years may be sold by nonaffiliates without limitation. See PRINCIPAL SHAREHOLDERS and DESCRIPTION OF CAPITAL STOCK.

Concentration of Ownership
--------------------------
Because ownership is concentrated, you and other investors will have minimal influence on shareholder decisions. Our officers, directors and significant shareholders will beneficially own approximately 66% of the shares if the minimum amount of shares is sold in this offering. As a result, they will be able to exercise control over most matters requiring shareholder approval, and you and other investors will have minimal influence over the election of directors or other shareholder actions.
These shareholders may also approve or cause us to take actions of which you disapprove or that are contrary to your interests.

Single Technology/Limited Application
-------------------------------------
Our revenues depend on a single product which makes us vulnerable to changes in market demand. Our remediation product is based upon a single formula, is currently our only remediation product, and is expected to account for substantially all of our revenues for the foreseeable future. The effectiveness of our product has only been established in limited applications for a specific treatment of a specific contaminant in a particular soil type in a particular climate region. Expanding our bioremediation treatment beyond its present application may not be successful. In addition, while we are not aware of any developments in the remediation industry which would render our current or planned products less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so. Because our system represents our sole product focus, obsolescence of our system would have a significant adverse effect.

Dependence on Strategic Relationships
-------------------------------------
We believe that our success in expanding our target markets depends in part on our ability to develop and maintain strategic relationships with key consultants and new customers. We believe these relationships are important in order to validate our technology, facilitate increased market acceptance of our products, and enhance our marketing and sales capabilities. We are developing such relationships at this time. If we are unable to develop key relationships or maintain and enhance existing relationships, we may have difficulty selling our products and services.

Need to Manage Changing Operations
----------------------------------
Our ability to successfully offer products and services and implement our business plan in an evolving market requires an effective planning and management process. We hope to continue to increase the scope of our operations and, if successful, will need to grow our personnel levels substantially. This growth will place a significant strain on our management systems and resources. We expect that we will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to expand, train and manage our work force. Furthermore, we expect that we will be required to manage multiple relationships with various customers and other third parties.

Possible Volatility of Stock Price
----------------------------------
The stock market has from time to time experienced significant price and volume fluctuations that may be related or unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In addition, the market price of the shares of Common Stock of the Company may be highly volatile. Factors such as the size of the market float, fluctuations in the Company's operating results, failure to meet analysts' expectations, announcements of major developments by the Company or its competitors, developments with respect to the Company's markets, changes in stock market analyst recommendations regarding the Company, its competitors or the industry generally, and general market conditions may have a significant effect on the market price of the Company's Common Stock.

                       PLAN OF DISTRIBUTION

Selling Shareholders

The Selling Shareholders may sell up to 13,800,000 shares of Common Stock from time to time directly to purchasers. Alternatively, the Selling Shareholders may, from time to time, offer the Common Stock to underwriters, dealers, or agents, which may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Common Stock from whom they may act as agent, as the case may be. The Selling Shareholders and any underwriters, dealers, or agents that participate in the distribution of such securities, may be deemed to be "underwriters," and any profits on the sale of these securities by them and any discounts, commissions, or concessions received by any underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

The Common Stock may be sold by the Selling Shareholders, as the case may be, from time to time, in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the Common Stock. The Selling Shareholders will pay all separate expenses incurred by them incident to the offer and sale of the Common Stock, including commissions and discounts to broker-dealers.

Commissions and discounts paid in connection with the sale of the Common Stock by the Selling Shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction, and other factors. The separate costs of the Selling Shareholders will be borne by them. The Selling Shareholders and any broker-dealer or agent that participates with the Selling Shareholder in the sale of the Common Stock by them may be deemed "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of Common Stock purchased by them may be deemed to be underwriting commissions under the Securities Act.

The Company and the Selling Shares have agreed to share the expenses incurred by the Company in registering the Common Stock for resale by the Selling Shareholders as follows:

     Shareholder           Share of Registration Expense
     ----------------      -----------------------------
     John P. Crowe         50%
     Everett P. Hailey     the lesser of 22.5% or $2,250
     William Hagerman      the lesser of 2.5% or $250

In addition, the Company has agreed to utilize its best efforts to keep the registration statement effective until the sooner of: (a) two-years following the Closing; or (b) until all of the Common Stock and Warrant Shares have been sold by the Investor, provided, however, that the Company is under no obligation to keep the registration statement effective if no Warrants have been exercised prior to the expiration date of the First Exercise Period (as defined in the Warrant).

                       SELLING SHAREHOLDERS

     The following table provides certain information with respect to the Common Stock held by each Selling Shareholder. Mr. Crowe, one of the Selling Shareholders, has had a material relationship with the Company. (See PRINCIPAL SHAREHOLDERS and CERTAIN TRANSACTIONS. The percent of Common Stock is calculated on the number of the Company's shares issued and outstanding as of the date of this Prospectus. None of the shares of Common Stock may be offered and sold by the Selling Shareholders after January 11, 2002. The Common Stock offered by the Selling Shareholders under this Prospectus may be offered from time to time by the following persons:

Name of Shareholder                       Number of Shares  % of Common Stock
-------------------                       ----------------  -----------------
John P. Crowe           Common Stock        4,500,000         10.55  (1)
                        Warrant Shares(3)   4,500,000          9.55  (2)

Everett P. Hailey       Common Stock        2,250,000          5.28  (1)
                        Warrant Shares (3)  2,250,000          5.01  (2)

William Hagerman        Common Stock          150,000          0.35  (1)
                        Warrant Shares (3)    150,000          0.35  (2)

                                           ------------   ----------------
Totals                  Common Stock        6,900,000         16.18
                                           ============   ================
                        Warrant Shares      6,900,000         13.93
                                           ============   ================

(1) Based on the number of issued and outstanding shares of Common Stock at February 17, 2000.

(2) Based on the number of issued and outstanding shares of Common Stock at February 17, 2000, after giving effect to the exercise of the Warrants held by the Selling Shareholder and the issuance of the underlying Warrant Shares.

(3) See DESCRIPTION OF SECURITIES: Warrants

                              MARKET FOR SECURITIES

At February 17, 2000, the Company's common stock was quoted on the NASD's OTC Bulletin Board under the symbol "IECS".

The table below sets forth, for the respective periods indicated, the prices of the Company's common stock in the over-the-counter market as reported by the NASD's OTC Bulletin Board. The bid prices represent inter-dealer quotations, without adjustments for retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 1997      High Bid         Low Bid
-----------------------------------      --------         --------
First Quarter                            $0.37            $0.08
Second Quarter                           $0.13            $0.04
Third Quarter                            $0.17            $0.06
Fourth Quarter                           $0.35            $0.11

Fiscal Year Ended December 31, 1998      High Bid         Low Bid
-----------------------------------      --------         --------
First Quarter                            $0.31            $0.13
Second Quarter*                          $0.94            $0.19
Third Quarter                            $0.81            $0.31
Fourth Quarter                           $0.38            $0.13

Fiscal Year Ended December 31, 1999      High Bid         Low Bid
-----------------------------------      --------         --------
First Quarter                            $0.20            $0.15
Second Quarter                           $0.28            $0.14
Third Quarter                            $0.26            $0.14
Fourth Quarter                           $0.19            $0.04

*Effective March 31, 1998, the Company effected a 2-for-3 share reverse split of its issued and outstanding shares of common stock.

As of February 17, 2000 there were approximately 460 shareholders of record of the Company's common stock and the reported bid or asked prices for the Company's common stock was $0.16 and $0.17, respectively.

As of February 17, 2000, the Company has issued and outstanding 42,641,683 shares of common stock.

Dividend Policy
---------------
The Company has not declared or paid cash dividends or made distributions in the past, and the Company does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Company has not entered into any credit or other agreements that would restrict its ability to pay dividends, however, the Company currently intends to retain and reinvest future earnings, if any, to finance its operations.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-looking Statements
---------------------------------------------------------
This report may contain "forward-looking" statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of the Company or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (e) any statements using the words "anticipate," "expect," "may," "project," "intend" or similar expressions.

Year 2000 Disclosure
--------------------
The Company believes it has resolved the potential impact of the year 2000 on the ability of the Company's computerized information systems to accurately process information that may be date-sensitive. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. The Company utilizes a minimum number of computer programs in its operations. The Company has completed its assessment, and currently believes that costs of addressing this issue have not and will not have a material adverse impact on the Company's financial position. However, if the Company and third parties upon which it relies experience further effects from this problem, it could result in a material financial risk to the Company. In order to assure that this does not occur, the Company plans to continue to monitor its computer systems.

State of Readiness
------------------
The Company has completed an assessment of its operations. As far as its information technology systems ("IT"), the Company uses newer model desktop in its operations and all PCs are all running commercial software with the patches and updates added as they are available.

Certain non-IT microprocessors are used in the IEI Canada joint venture waste management and blending operations, but the internal software which drives these systems has been assessed and changed where necessary. The Company does not utilize any other non-IT systems which could be affected by the Y2K problem.

The Company has made inquiries to its major customers (BP-Amoco, PSCNM) and suppliers (FritoLay) concerning their respective experience with Y2K problems. At this time, the Company has not received any responses suggesting a significant impact to the Company's business operations.

Costs of Y2K
------------
The Company has gradually replaced its IT systems in the ordinary course of business and therefore cannot attribute specific costs of such upgrades to Y2K. The costs of assessing potential non-IT problems have involved various supervisors' evaluation time which has likewise been incorporated into ordinary business costs. There have been no significant hardware costs directly attributable to Y2K.

Risks of Y2K
------------
The Company does not anticipate that Y2K problems pose substantial risks to its current operations, unless as yet unresolved Y2K problems cause EPC's major customers, BP-Amoco and PSCNM, to experience severe operations failures. The worst case scenario contemplated to date would involve a temporary suspension of EPC's remediation activities while its principal customers resolved their problems. Any such suspension of operations might have a significant adverse impact on the Company's overall revenues. At the date of this registration, the Company considers that any such event is unlikely.

Contingency Plans
-----------------
The Company does not have any contingency plans at this time and does not intend to prepare any such plan because the most critical factors in its worst
case scenario are essentially beyond the Company's control.   The Company
intends to continue its maintenance and upgrades of its internal systems, and will continue to query its major customers concerning their respective experiences with Y2K problems.

Results of Operations
---------------------
General
-------
The Company's revenues are generated primarily by its business operations in the United States through EPC. For the Registrant's fiscal year ended December 31, 1998, the Registrant's revenues were allocated as follows: EPC, $564,966; IEI $33,430; and IEI Canada, $28,149. Since March, 1998, the
Company has pursued the development of ROP, through the Company's Canadian subsidiary, IEI Canada, which at December 31, 1998, was still in the stages of development. The Company's results of operations include the costs of its investment in ROP.

For fiscal years ended December 31, 1998 and 1997, the functional currency for the Company's foreign subsidiary (IEI Canada and its subsidiaries) has been determined to be the Canadian Dollar. Assets and liabilities have been translated at year end exchange rates and operating statement items are translated at average exchange rates prevailing during the year. For the fiscal years ended December 31, 1998 and 1997, the Company had a foreign currency translation adjustment of $23,755 and $14,664, respectively.

For the nine months ended September 30, 1999, the functional currency for the Company's foreign subsidiary (IEI Canada and its subsidiaries) has been determined to be the Canadian Dollar. Any applicable assets and liabilities have been translated at period end exchange rates and operating statement items are translated at average exchange rates prevailing during the period. For the nine month period ended September 30, 1999, the Company had a gain of $6,269 as a result of foreign currency translation adjustment.

Nine Month Period ended September 30, 1999 compared to September 30, 1998
-------------------------------------------------------------------------
Substantially all revenue during the nine month period ended September 30, 1999 was derived from EPC's operations, with total revenues being $418,206 and direct costs associated therewith being $322,935 or approximately 77.2% of revenues. Total revenues for the nine month period ended September 30, 1998 were $525,246 and direct costs associated therewith were $329,360, or approximately 62.7% of revenue. The direct costs for the nine month period ended September 30, 1999 as a percent of sales was 14.5% higher than the direct costs as a percentage of sales realized by the Company same period in the preceding year. The increase in direct costs as a percent of revenues for the current period as compared to the prior comparative period can be attributed to the fact that, during the current period, the Company performed a greater number of general roustabout jobs with higher direct costs as opposed to remediation jobs with lower direct costs. EPC's bioremediation work for BP-Amoco is allocated between routine site maintenance and emergency clean-up. In the past, substantially all of the Company's revenues have been derived from bioremediation work performed for BP-Amoco. During the reporting period revenues from BP-Amoco began to decrease. Amoco recently merged with British Petroleum (now "BP-Amoco")and has been undergoing a review of all of its operations, including those in the Farmington, New Mexico area. As a result of BP-Amoco's review, much of the anticipated bioremediation work during 1999 has been delayed. Management of the Company expects this trend to continue through the balance of the 1999 calendar year, but to reverse beginning in the year 2000. The Company's relationship with BP-Amoco provides for the Company to provide bioremediation work for BP-Amoco sites in Colorado and New Mexico on an as needed basis. There is no specific time limit, guaranteed dollar amount of work, or term for the agreement. In addition, there is no guarantee that the Company's revenues will continue and the Company cannot predict what events or uncertainties may be reasonably expected to have a material impact on the net sales revenues or income from continuing operations.

The Company has performed general contracting work during the nine month period for Public Service Company of New Mexico. In addition, to expand its revenue base the Company is conducting a bioremediation demonstration for the Department of Defense at the U.S. Navy's Pt. Molate Fuel Depot in Richmond, California. This technical demonstration represents the culmination of years of effort. The demonstration was sponsored by the Bay Area Defense Conversion Action Team (BADCAT), a public private partnership of: Bay Area Economic Forum
(BAEF), Bay Area Regional Technology Alliance (BARTA), California Environmental Protective Agency (CAL EPA), Chevron Research and Technology Company, Engineering Field Activity West, Naval Facilities Engineering Command (EFA West), Naval Facilities Engineering Service Center (NFESC), San Francisco State University Center for Public Environmental Oversight (CPEO) and the U.S. Environmental Protection Agency (US EPA). The evaluation period, originally expected to be from five to six months after the demonstration commenced, has been extended in order for the Department of Defense and others to fully evaluate the results of the demonstration. Should this evaluation be favorable, the Company's technology and process could become, given certain site characteristics, the preferred method for reducing hydrocarbon contamination in soil.

Corporate Expense. For the nine months ended September 30, 1999 total operating expenses were $852,527, consisting of general and administrative expenses of $778,134 and depreciation and amortization expenses of $74,393, resulting in a loss from operations of $(757,256). For the nine months ended September 30, 1998 total operating expenses were $1,455,646, consisting of general and administrative expenses of $1,351,703, bad debt expense of $19,802, and depreciation and amortization expenses of $84,141, resulting in a loss from operations of $(1,259,760). The operating expenses for the nine months ended September 30, 1999 represent a substantial reduction in overall operating expenses (approximately 41.4%) compared to the Company's operating expenses incurred for the nine months ended September 30, 1998. The reduction in operating expenses for the nine months just ended is a direct result of the efforts the Company has undertaken to reduce cash outflows in non-revenue producing areas.

Interest Expense. Interest expense for the nine months ended September 30, 1999 was $35,989, which is attributed to the line-of-credit obtained from a related party. Interest expense for the nine months ended September 30, 1998 was $30,374, and is attributed to corporate borrowing during the normal course of business.

Other Income. Other income for the nine months ended September 30, 1999 was $37,857, of which, substantially all was represented by the balance of the income derived from the one-year consulting agreement with ROP, which represents a decrease over other income of $73,238 for the nine month period ended September 30, 1998. During the nine month period ended September 30, 1998, the Company had expenses of $226,071 and $14,311, associated with loss on investment in the joint venture and disposition of assets, respectively, so that total other income (expense) for the prior nine month period was $(197,093) compared to $1,983 for the current nine month period.

Extraordinary Item. During the nine months ended September 30, 1999 the Company recognized income from the forgiveness of $374,528 in debt by certain creditors of the Company. The Company had no extraordinary items of income or expense during the six month period ended June 30, 1998.

Including the extraordinary item the Company had net comprehensive loss of $405,988 for the nine months ended September 30, 1999. The basic loss per share for the period before extraordinary items was $(0.02), while the Company experienced basic income per share of $0.01 after taking into account extraordinary items. The fully diluted earnings per share was $0.01. For the nine months ended September 30, 1998, the Company had a net comprehensive loss of $(1,456,853) and fully diluted loss per share was $(0.05).

Liquidity and Capital Resources
-------------------------------
Historically, the issuance of common stock has been utilized by the Company for working capital, conversion of debt, payment of professional services, the expansion capital required by ROP and for the continued development activities of the Company.

The Company had a working capital deficit of $(315,758), cash and cash equivalents of $3,315 and restricted cash deposits of $43,083 at September 30, 1999. Cash used in operations for the nine month period was $(921,607)and was derived primarily from cash received from accounts receivable and the sale of shares, borrowing against the line-of-credit, and the issuance of common stock for the conversion of debt. The Company's accounts receivable increased from $35,079 at December 31, 1998 to $94,520 at September 30, 1999 due in large part to services performed for Public Service Company of New Mexico. However, due to inclement weather in the Farmington, New Mexico area during August and September 1999, the Company moved around between 15 different sites and the jobs could not be completed in sequence. Therefore, at September 30, 1999, several of these job sites were still open. The Company expects to receive payment from Public Service Company of New Mexico as the jobs are completed.

Because the Company has an accumulated deficit of $(22,374,634)at September 30, 1999, has a working capital deficit and limited internal financial resources, the report of the Company's auditor at December 31, 1998 contained a going concern modification as to the ability of the Company to continue. During fiscal 1998, the Company began to effect measures to reduce cash outflows and increase working capital thru the issuance of additional shares of common stock for cash, services and conversion of debt. The Company is aware of its ongoing cash requirements and has implemented a cash flow plan, including continued reduction in its general and administrative expenses. Additionally, the Company has developed an overall strategy and certain financing options to meet its ongoing need through December 31, 1999.

Due to the need for working capital for both the Company, IEI Canada and its JV partner, JFJ Ecosystems, Inc. ("JFJ") restructured the JV to provide among other things, the establishment of a $750,000 line-of-credit for the Company from JFJ. As a result of the restructuring, JFJ has an equal 50% member of the JV with IEI Canada and IEI Canada's option to reduce JFJ's membership interest to 19% was terminated. The line-of-credit bears interest at 6% per annum until December 31, 2000, at which time all principal advanced under the line of credit, and any interest accrued thereon, will be due and payable in full. As security for the line of credit, the Company caused IEI Canada to pledge as security IEI Canada's 50% membership interest in the JV. If the line of credit is not timely repaid in full, IEI Canada's membership interest in the JV shall be conveyed to JFJ in satisfaction of the line of credit, thus making JFJ the 100% owner of the JV. At June 30, 1999, the Company had drawn the entire $750,000 against the line-of-credit. In addition, in May 1999, the company sold 2,500,000 shares of the Company's common stock at $0.10 per share to affiliates of JFJ for $250,000 cash.

At September 30, 1999, the Company had recorded $356,890 in accrued expenses consisting primarily of accrued interest and unpaid payroll taxes, unemployment taxes, sales taxes and gross receipts taxes due both the federal and state taxing authorities, including reasonable interest and penalties for delinquent filings. During the period the Company extended a preliminary settlement offer to the IRS on Form 433. The settlement offer to the IRS was based on the Company's anticipated need to raise additional working capital without exposing such capital to potential seizure by the IRS. The terms of the preliminary settlement offer are based on the trustee portion (the amount the Company withheld from its Employees' W-2 wages) of tax due and contingent on the IRS finalizing its examination confirming the financial condition of the Company and the financial condition of those officers and directors of the Company during the time that the tax liability arose (the "Responsible Parties"). The trustee portion due is approximately $90,000 and will require the Company to make installment payments to the IRS of approximately $5,000 per month over 24 months. Upon payment in full of the settled amount the IRS will provide the Company and any Responsible Parties with a full release from liability. Should the Company fail to maintain the monthly payments to the IRS, the IRS will have the right to collect from the individual Responsible Parties as well as the Company.

To finalize the settlement offer with the IRS, the Company has provided the IRS with a narrative description of the Company's current plan of business operations and a logical reason for the offer and compromise. In addition, the IRS is conducting an investigation of the assets of the Responsible Parties to determine whether or not the Responsible Parties have sufficient liquid assets to satisfy the trustee portion of the tax due.

The Company has reserved and recorded possible contingent liabilities to individuals who claim they are still owed money by the Company although the Company has issued shares of its common stock to such individuals as payment of such debts or because the Company is uncertain as the whether the creditors are holding the Company responsible to certain debts incurred by former officers and directors of the Company. At September 30, 1999, the Company has recorded total contingent liabilities of $496,591, a reduction from $747,819 recognized at December 31, 1998.

Year ended December 31, 1998 compared to year ended December 31, 1997
---------------------------------------------------------------------
Total revenues for the year ended December 31, 1998 was $625,545 compared to $569,983 for the same period in 1997, an increase of 9.75%. This increase in revenues is attributable to an increase in general excavation and hauling work for BP-Amoco. Direct costs for the year ended December 31, 1998 were $405,787, or 64.7% of sales as compared to $360,569, or 63.3% of sales for the year ended December 31, 1997. The slight increase in the direct cost of sales as a percent of sales for fiscal year 1998 compared to fiscal year 1997 is not directly attributable to any particular factors. EPC's work for BP-Amoco is allocated between routine site maintenance and emergency clean-up, and, therefore, the Company cannot predict what events or uncertainties may be reasonably expected to have a material impact on the net sales revenues or income from continuing operations. Amoco has recently completed a merger with British Petroleum which could possibly affect the amount of work Amoco makes available to EPC, although management has no indication, as yet, of any decline.

In March 1998, the Company, through IEI Canada, the Company's Canadian subsidiary, entered into the JV with JFJ Ecosystems, L.L.C., wherein the Company contributed the leasehold, contracts, equipment, personal property, tools, furnishings, supplies, and tangible properties, inventories and miscellaneous property constituting the Amherstburg, Ontario, Canada recovered organic product facilities. This transfer of assets and liabilities to the JV had no effect on the Company's revenues in that the Company was not deriving any income from the assets at the time of transfer.

Corporate Expense. For fiscal 1998, total operating expenses were $1,694,726, consisting of general and administrative expenses of $1,586,049, bad debt expense of $19,802, and depreciation and amortization expenses of $108,677, resulting in a loss from operations of $1,437,770. Total expenses for fiscal 1997 were $2,251,844, consisting of general and administrative expenses of $2,042,502, bad debt expense of $7,325, and depreciation and amortization expenses of $202,017, resulting in a loss from operations of $2,042,430. The reduction in the general and administrative expenses (23.7%) during fiscal year 1998 can be attributed to a reduction in ROP related expenses that are now allocated between the members of the JV, while the reduction in the depreciation and amortization expenses (46.20%) during the same period is a direct result of assets conveyed to the JV.

Interest Expense. Interest expense for fiscal 1998 was $40,236 as compared to $78,835 in fiscal 1997. The decline is attributed to (a) the conversion of a substantial amount of debt to equity in the second quarter of 1998.

Other Expense. Other expense for fiscal 1998 was a net $360,743, of which, substantially all was represented by loss on the Company's investment in the JV and the disposition of certain assets. Other expense for fiscal 1997 was a net $36,439, of which substantially all was represented by loss on the disposition of assets during the period.

The Company experienced a comprehensive loss of $1,880,085 for the year ended December 31, 1998 compared with a comprehensive loss of $2,133,949 for the same period in 1997, a decrease of 11.89%. The basic loss per share for fiscal 1998 was $0.06 as compared to $0.10 for fiscal 1997, based on the weighted average number of shares outstanding for the respective periods.

Liquidity and Capital Resources
-------------------------------
In March 1998, the Company, through IEI Canada, the Company's Canadian subsidiary, entered into the JV with JFJ Ecosystems, L.L.C., wherein the Company contributed the leasehold, contracts, equipment, personal property, tools, furnishings, supplies, and tangible properties, inventories and miscellaneous property constituting the Amherstburg, Ontario, Canada recovered organic product facilities. JFJ contributed $2,000,000 in cash, $1,000,000 of which was held in escrow and was not to be released to the JV until June 30, 1999. If JFJ failed to release the $1,000,000 to the JV by June 30, 1999, it forfeited its entire membership interest in the JV; however, if it properly released the escrowed funds, its 50% membership interest in the JV would vest in full. The original purpose of the escrow of funds in the original joint venture agreement was to allow the joint venture partner the opportunity to withdraw from the agreement without placing its entire two million dollar investment at risk all at one time, while assuring the Company that the remaining investment capital was actually available. The terms of the original JV agreement have been modified as described more fully below.

In connection with the formation of the JV, the JV entered into a consulting agreement with the Company by which the JV agreed to pay the Company certain consulting fees if the JV's income and expenses matched certain financial projections established by the Company for the JV. The Company received $100,000 after formation of the JV and was to receive $100,000 on December 31, 1998, if the projections were met. The projections were not attained on December 31, 1998, and the Company will not receive the additional $100,000.

The Company subleases a liquid feed distribution system to the JV for $4,414 per month. The Company's lease payment is $4,414 per month and is through an unrelated third party. The lease term expires in March, 2005.

During 1998, the Company completed the private placement of 2,865,701 shares of common stock at an average price of $0.35 per share for aggregate cash proceeds of $1,000,922. Shares totaling 5,341,330 were issued in lieu of debt at an average price of $0.16 per share for a total value of $836,067. In addition, 99,999 shares were issued for services rendered to the Company at an average of $0.21 per share for a total value of $21,425.

The issuances of common stock have been utilized for working capital, conversion of debt, payment of professional services, the expansion capital required for the newly formed JV, and for the continued development activities of the Company; however, the Company will require additional capital to continue its strategy with the JV. The Company plans to seek additional capital for the JV through existing and/or traditional debt financing once the JV reaches a break even point in its operations.

The Company had a working capital deficit of $(714,199) at December 31, 1998. The Company had cash and cash equivalents of $12,552 and restricted cash deposits of $40,669 at December 31, 1998. Cash used in operations for the year ended December 31, 1998 was $(1,253,800) and $(1,196,926) for the year ended December 31, 1997. Cash used in operations for the year ended December 31, 1998 was funded primarily by cash received from notes payable, capital contributions and the issuance of common stock for cash.

Because the Company has an accumulated deficit of $(21,993,889), has a working capital deficit and limited internal financial resources, the report of the Company's auditor contains a going concern modification as to the ability of the Company to continue. During fiscal 1998, the Company began to effect measures to reduce cash outflows and increase working capital through the issuance of additional shares of common stock for cash, services and conversion of debt. The Company has implemented a cash flow plan and has developed an overall strategy and certain financing options which the Company believes will meet its ongoing need through December 31, 1999.

In May 1999, the Company issued 2,500,000 shares of restricted Common Stock in a private placement for cash at $0.10 per share to John Crowe and five of his relatives and/or affiliates, for total of $250,000. The Company anticipates that this infusion of capital will be sufficient to meet its needs through December 31, 1999.

Due to the need for working capital for both the Company and the JV, JFJ, the Company, and IEI Canada have agreed to restructure the JV to provide for (a) the release of part of the funds escrowed pursuant to the Original JV Agreement; (b)establishment of a line of credit to the Company; (c) the grant of certain rights to the Company to acquire JFJ's membership interest in the JV; (d) the grant of certain rights to JFJ to sell its membership interest in the JV to the Company; (e) the release by JFJ and its members and affiliates of any and all claims against the Company, IEI Canada, the Company's subsidiaries, their affiliates and officers and directors and shareholders for any misrepresentations made to induce JFJ to enter into the Original JV Agreement; and (f) the grant to the Company of a right to first refusal on JV borrowing.

IEI Canada and JFJ have restructured the Original JV Agreement to provide that JFJ would immediately release $250,000 of the $1,000,000 escrow to meet immediate cash flow needs of the JV. The remaining $750,000 was then loaned by JFJ to the Company through the establishment of a line of credit. The original Agreement called for the vesting of JFJ's 50% membership interest only upon the release of $1 million held in escrow. It also contained a provision allowing IEI Canada to contribute additional capital in exchange for a portion of JFJ's unvested membership interest (31% of the total membership). Upon the restructuring, JFJ became an equal 50% member of the JV with IEI Canada and IEI Canada's option to reduce JFJ's membership interest to 19% was terminated. Pursuant to the restructuring, the Company holds rights to acquire, and JFJ holds rights to sell, JFJ's membership interest as described more fully in CERTAIN TRANSACTIONS - "Restructure of Interest in ROP" below.

In connection with the restructuring of the JV, JFJ has extended a $750,000 line of credit to the Company. The line of credit bears interest at 6% per annum until December 31, 2000, at which time all principal advanced under the line of credit, and any interest accrued thereon, will be due and payable in full. As security for the line of credit, the Company caused IEI Canada to pledge as security IEI Canada's 50% membership interest in the JV. If the line of credit is not timely repaid in full, IEI Canada's membership interest in the JV shall be conveyed to JFJ in satisfaction of the line of credit, thus making JFJ the 100% owner of the JV. All disbursements from the line of credit are subject to the prior review of an independent Credit Committee appointed by the Company's Board of Directors.

At December 31, 1998, the Company had recorded $323,755 in accrued expenses consisting primarily of accrued interest and unpaid payroll taxes, unemployment taxes, sales taxes and gross receipts taxes due both the federal and state taxing authorities, including reasonable interest and penalties for delinquent filings. Subsequent to December 31, 1998, and prior to the date of this filing, the Company extended a preliminary settlement offer to the IRS. The settlement offer to the IRS was based on the Company's anticipated need to raise additional working capital without exposing such capital to potential seizure by the IRS. The terms of the preliminary settlement offer are based on the trustee portion (the amount the registrant withheld from its employees' W-2 wages) of tax due and contingent on the IRS finalizing its examination confirming the financial condition of the Company and the financial condition of those officers and directors of the Company during the time that the tax liability arose (the "Responsible Parties"). The portion due is approximately $90,000 and, in order to pay such amount, the Company will be required to make installment payments to the IRS of approximately $5,000 per month over 24 months. Upon payment in full of the settled amount the IRS will provide the Company and any Responsible Parties with a full release from liability. Should the Company fail to maintain the monthly payments to the IRS, the IRS will have the right to collect from the individual Responsible Parties as well as the Company. Finalizing the settlement offer with the IRS will require the Company to provide the IRS with a narrative description of the Company's current plan of business operations and a logical reason for the compromise. In addition, the IRS will conduct an investigation of the assets of the Responsible Parties to determine whether or not the Responsible Parties have sufficient liquid assets to satisfy the trustee portion of the tax due.

The Company has reserved and recorded possible contingent liabilities to individuals who claim they are still owed money by the Company although the Company has issued shares of its common stock to such individuals as payment for such debts or because the Company is uncertain as the whether the creditors are holding the Company responsible to certain debts incurred by former officers and directors of the Company. At December 31, 1998, the Company has recorded total contingent liabilities of $747,819. As of March 31, 1999, the Company has been able to obtain releases from certain of the individuals and/or creditors relating to a reduction in the contingent liabilities of $299,575, and a reduction in accrued expenses of $26,400, for an aggregate amount of $325,975.

None of the Company's subsidiaries have ever declared any dividends. However, there are no provisions in the subsidiaries' articles or bylaws, or any contracts or agreements that limit the subsidiaries' ability to pay dividends to the Company should such subsidiaries have the financial resources to pay dividends and elect to do so.

Impact of Inflation
-------------------
The Company does not anticipate that inflation will have a material impact on its current or proposed operations.

Seasonality
-----------
The Company's bioremediation business operations tend to have varying degrees of seasonality. A majority of the Company's bioremediation jobs are done on sites in and around Farmington, New Mexico, during the warm weather months. Since many of the clean-up sites are located in rural areas and accessible only over dirt or unimproved roads, the Company's ability to excavate and remove contaminated soil can be restricted during inclement weather. In addition, soil is difficult or impracticable to dig and turn when the ground is frozen, the bioremediation process requires above freezing temperatures to be effective.

                             BUSINESS

Corporate History
-----------------
General
-------
The Company was incorporated in the state of Utah in July 1993 under the name Agri World Development Corp. In January 1994, the name was changed to Industrial Ecosystems, Inc. n March 1994, IEI acquired 100% of the equity securities of Environmental Protection Company, a New Mexico corporation ("EPC") in exchange for shares of IEI's Common Stock. Until the acquisition of EPC, IEI had no operating activities. Also, the exchange of IEI's Common Stock for the Common Stock of EPC resulted in the former stockholders of EPC obtaining control of IEI. Accordingly, EPC became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of EPC with no adjustment to the basis of EPC's assets acquired or liabilities assumed. For legal purposes, IEI was the surviving entity. EPC is in the excavation and bioremediation business and operates principally in the Farmington, New Mexico area.

In June 1994, IEI, through IEI's wholly-owned Canadian subsidiary, IEI Canada, Inc. ("IEI Canada"), acquired 100% of I.T.E. Ecosystems, Inc., Amlin Grain Roasting, Inc. and a minority interest in N-Viro Systems Canada, Inc. The operations of I.T.E. Ecosystems, Inc. and Amlin Grain Roasting, Inc. were discontinued during 1994. In September 1994, IEI incorporated three separate wholly-owned subsidiaries, RFP Management & Development Corp., ROP Management & Development Corp. and IEI Canada, Inc. In December 1996, IEI incorporated another wholly owned subsidiary, ROP Liquid Feed Corp. with the intent of separating various business activities into different entities. Thereafter, in March 1998, IEI created a Canadian entity (merger company) for the purpose of consolidating IEI Canada, Inc., ROP Liquid Food Corp, ROP Management & Development Corp. and RFP Management and Development Corp. into the merger company. The resulting consolidated entity was named IEI Canada, Inc. The assets and certain liabilities of all of these companies were later assumed by ROP North America, LLC, a joint venture company formed in March, 1998 (the "JV"), and the consolidated companies' operations were discontinued.

In June 1998, the Company incorporated two wholly-owned Canadian subsidiaries, 1297833 Ontario Ltd. and 1303873 Ontario, Ltd. The Company anticipated that these subsidiaries would enable it to carry out certain proposed remediation and waste processing operations which never materialized. Management believed that development loans for these operations might be available only to Canadian corporations. The Company is now in the process of assessing the merits of maintaining or closing these subsidiaries which have never had any business operations.

In January 1999, due to the need for working capital for both the JV and the Company, the terms of the joint venture agreement were renegotiated, as described more fully below. See CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS: Restructure of Interest in ROP. At the request of JFJ Ecosystems, Inc. ("JFJ"), the terms of the restructuring were presented to and ratified by the Company's shareholders at a Special Meeting in April 1999.
JFJ also requested that the Company complete a formal election of directors, but did not suggest or influence the Company's choice of nominees. Accordingly, at the same Special Meeting, a slate of directors was nominated and elected by shareholder vote.

Summary of Business Operations
------------------------------
Environmental Protection Company
--------------------------------
As indicated above, the Company operates a wholly owned subsidiary, EPC, which, among other things, utilizes a unique bioremediation process to reclaim contaminated soil. A majority of the Company's excavating and soil remediation jobs are done on sites owned and operated by BP-Amoco, in and around the Farmington, New Mexico area. If timing and logistics dictate, the contaminated soil is excavated and transported from the BP-Amoco site to a ten acre parcel of land located five miles from Farmington, New Mexico. This parcel which is owned and operated by EPC is permitted to receive and bio-convert hydrocarbon impacted soils. EPC's agreement with BP-Amoco allows for the bioremediation of only BP-Amoco soil on the EPC parcel. In 1998, approximately 20% of the BP-Amoco remediation jobs were performed on site by treatment of contaminated soil. For the remaining jobs, contaminated soil was removed to EPC's treatment site, then returned to BP-Amoco following treatment.

EPC engages in soil remediation of hydrocarbon spills using proprietary biotechnology knowhow. The EPC process involves the use of a matrix of bacteria. These bacteria are acquired from a number of different media which are controlled by EPC. These bacteria, along with certain enzymes which are produced by the bacteria, aid in the remediation of the contaminated soil. When soils are treated using the bioconversion process, enzymatic metabolism of the hydrocarbons can begin immediately. The bioconversion process causes the breakdown and emulsification of hydrocarbon at the hydrocarbon/aqueous interface. Once the hydrocarbons are emulsified, they are readily accessible to the large number of naturally occurring bacteria present in the biopreparation. Bacterial enzymes bind to the hydrocarbons forming enzyme-substrate complexes which subsequently serve to breakdown the hydrocarbons. The biopreparation itself is believed to be non-toxic.

Customers
---------
EPC's chief revenue source has been and continues to be its work for BP-Amoco. During fiscal year 1998, 100% of EPC's revenues were derived from BP-Amoco.
At June 30, 1999, the Company had no significant revenues from sources other than BP-Amoco's New Mexico sites, but the Company intends to continue its efforts to expand its customer and revenue base. However, EPC and the Company are highly dependent on BP-Amoco as a customer. Even though BP-Amoco has provided EPC with a fairly steady flow of business over the years, BP-Amoco is under no obligation to continue as such in the future. The recent British Petroleum merger with Amoco has not financially impacted EPC, however, there can be no assurance that EPC's business with BP-Amoco will continue as it has in the past. In an effort to broaden its customer base in the New Mexico area, EPC recently signed an excavation and remediation agreement with Public

Service Company of New Mexico ("PSCNM"), a local public utility. The financial impact of this agreement is not as yet known. The Company estimates that 90% of the PSCNM jobs will be on-site treatment through commercially acceptable land-farming and spreading operations and the remainder will require excavating. The excavated soil will be transported, per the agreement, to other commercial landfarming or composting operations.

Outside of New Mexico, the Company has had little success to date marketing its bioremediation service. The Company is conducting a demonstration of its bioremediation technology for the U.S. Navy at the Pt. Molate naval fuel depot in Richmond, California. Should the demonstration prove to be successful, the Company believes that demand for its bioremediation technology will increase.

In order to enjoy the possible benefit associated therewith, the Company plans to license its bioremediation technology to contractors that may be better positioned to garner contracts than the Company.

In an effort to increase the Company's revenues the Company has entered into an independent sales representative agreement with a third party to market the Company's product and services. The Company is in the process of negotiating other similar agreements.

The Company may look to form a strategic alliance or business combination with an operating company in a similar or substantially related industry. The Company intends to utilize various sources in its search for potential relationships, including its officers and directors, venture capitalists, and others who may present management with unsolicited proposals. To date, the Company has not engaged or entered into any discussions, negotiations, agreements or understandings regarding any potential alliances or business combinations, nor has management engaged any consultants to specifically assist the Company for such purposes.

Raw Materials and Suppliers
---------------------------
All of the raw materials needed for EPC's bioremediation work are available from a wide variety of local suppliers. Raw materials are obtained on an as-needed basis and the Company does not anticipate any problems with obtaining all necessary materials in the future.

Research and Development
------------------------
In the past two fiscal years, EPC has not spent any significant sums on research and development, because its bioremediation process has not required any substantial changes. Therefore, there have been no research and development costs to pass on to customers.

Competition
-----------
Traditional hydrocarbon spill remediation methods have been based on conventional civil engineering techniques such as excavation and removal to landfill. These methods can be expensive because of cost of transporting large volumes of material. The excavation and disposal methods are under increasing regulatory scrutiny as landfill standards are tightened and disposal costs rise. These traditional methods are being replaced by newer methods which use a variety of physical, biological and chemical methods to either immobilize or destroy contaminants.

Traditional remediation services are predominantly provided by environmental firms, construction contractors and environmental engineering firms. Numerous small companies are offering newer remediation services with varying degrees of success in treating a wide array of contaminated soils. These small companies generally have operations like EPC's New Mexico operations which are relatively local in scope.

EPC's technology has only been utilized for the bioremediation of hydrocarbon contamination and management does not know if it is appropriate or effective for multiple contaminants. Direct competition in the limited area of hydrocarbon contamination is primarily from landfill and land-spreading operations permitted to handle soils contaminated with hydrocarbons. Because EPC has access only to the Company's existing remediation site for BP-Amoco soil, it cannot remediate contaminated soil from any other customers if the soil must be physically removed immediately from the customers' sites for health and/or safety reasons, such as proximity to residential housing. Certain of the PSCNM sites fall into this category, for instance, so that EPC becomes essentially a waste hauler transporting contaminated soil to third party landfill and land-spreading operations.

In essence, the Company's lack of an open site for remediation of contaminated soils puts it at a competitive disadvantage with landfill and land-spreading operations which can accept contaminated soils from any potential customer. The Company's remediation opportunities are, therefore, limited to those customers for whom the Company can perform on-site work. The Company is in the process of assessing whether this disadvantage merits the acquisition of another remediation site.

Government Regulation
---------------------
Various environmental protection laws have been enacted and amended during recent decades in response to public concern over the environment. The Company's bioremediation operations may be subject to these evolving laws and the implementing regulations. The Company believes, however, that the requirements of these laws may ultimately contribute, in a number of respects, to the demand for its services. The United States environmental laws which the Company believes are or may be, applicable to EPC's bioremediation operations include the Resource Conservation and Recovery Act ("RCRA"), as amended by the Hazardous and Solid Waste Amendments of 1984 ("HSWA"), the Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), the Clean Air Act of 1970, as amended (the "Clean Air Act"), Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Pollution Prevention Act of 1990 and the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA").

These laws regulate the management and disposal of wastes, control the discharge of pollutants into the air and water, provide for the investigation and remediation of contaminated land and groundwater resources and establish a pollution prevention program. Various states in the United States have implemented environmental protection laws that are similar to the applicable federal laws and, in addition, states may require, among other things, permits to maintain existing or construct additional EPC facilities, if necessary.

EPC's remediation work to date has only been performed on sites permitted through either BP-Amoco or PSCNM. The Company has, therefore, not been subject to any specific regulations other than the New Mexico State Contractor's License and the Federal Heavy Highway Usage permits for its hauling work, and the OSHA Hazardous Materials regulations which require the training of employees addressed below. Therefore, there have been no significant costs or effects of compliance with regulations on the Company's remediation business.

If the Company decides to acquire its own remediation site, it will be required to obtain permits and meet federal and state environmental compliance standards. The costs of obtaining permits and complying with such standards could be significant and might have a material adverse effect on the viability of expanded remediation operations.

Employees
---------
As of February 15, 2000, EPC had six full-time employees, all of whom are employees-at-will. EPC hires additional part-time employees on an as-needed basis. All employees receive special training in the handling of contaminated materials related to the EPC's bioremediation process.

As of February 15, 2000, IEI had three full-time employees in its executive office, all of whom are employees-at-will.

IEI Canada has no employees.

ROP North America, LLC
----------------------
As indicated above, the Company's Canadian subsidiary IEI Canada, Inc., owns a 50% membership interest in ROP North America, LLC (the "JV"). The JV, through its wholly owned subsidiary, ROP North America, Inc.("ROP"), has the equipment to operate a blending/processing plant in Amherstburg, Ontario, Canada to convert organic by-products from commercial food processors, such as potato skins and corn by-products, and certain organic material from other commercial, industrial and institutional sources, such as the syrup from ethanol production, into a livestock feed ingredient.

The potential benefits of the blending/processing plant include the diversion of waste from landfills and the reduction of the use of other environmentally unsuitable disposal methods. The availability of such waste processing offers reduced disposal costs to food processors and other waste generators. To the extent energy conversion and increased handling/transportation costs can be minimized, blended/processed waste provides an economical alternative for the livestock feed industry.

ROP currently operates a facility in Amherstburg Ontario in which approximately 3,000 pigs per cycle (up to 3 cycles per year) are raised for a local pig producer. Once the pigs have reached the specified weight, the pigs are picked up by the producer and replaced by new piglets.

On January 26, 2000, JFJ gave the Company written notice of its intent to exercise its Sale Rights. In light of this notice, Management is currently reassessing the best strategy for expanding ROP's business.

The JV is governed by a three person Board of Managers, two of whom were appointed by JFJ Ecosystems, LLC (the Company's JV partner) and one of whom was appointed by IEI Canada. Tom Jarnagin, the Company's President, has been appointed by IEI Canada to serve as the Company's representative on the Board of Managers. In connection with the formation of the JV, the JV entered into a consulting agreement with the Company by which the JV agreed to pay the Company certain consulting fees if the JV's income and expenses matched certain financial projections established by the Company for the JV. The Company received $100,000 after formation of the JV and was to receive $100,000 on December 31, 1998, if the projections were met. The projections were not attained on December 31, 1998, and the Company will not receive the additional $100,000.

                            PROPERTIES

Executive office
----------------
The Company's principal executive office is located in Bloomfield, New Mexico, in a building owned by EPC. The building is a wood-framed mobile building of approximately 660 square feet. The building is located at 2040 West Broadway, Bloomfield, New Mexico, on land leased at a rate of $300 per month. The lease is on a month to month basis.

The Company owns a ten acre parcel of land five miles from Farmington, New Mexico, which it uses to receive and bioconvert hydrocarbon impacted soils, based on a joint permit with BP-Amoco. The site is fenced and configured to safely handle storm runoff.

The property is used as a staging area to which BP-Amoco's contaminated soil is brought for treatment and then returned to either the original site or another site designated by BP-Amoco to receive the treated soil. The site is large enough to handle all current and future anticipated contaminated soil, and the nature of the remediation is such that the site can be used over and over as treated soil is removed.

                            MANAGEMENT

Directors and Executive Officers
--------------------------------
The following table sets forth the name, age, and position of each executive officer and director and the term of office of each Director of the Company.

Name               Age     Position              Held Position Since
----               ---     --------              -------------------
Tom Jarnagin        57     President/Director       April 1999
Joseph Knox         38     Vice President           June 1999
Magaly Bianchini    43     Director                 April 1999
Steven C. Justus    40     Director                 April 1999

The term of office of each director is one year and until his or her successor is elected at the Registrant's annual shareholders' meeting and is qualified, subject to removal by the shareholders. The term of office for each officer is for one year and until a successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors.

Biographical Information
------------------------
Set forth below is certain biographical information with respect to each of the Registrant's officers and directors.

Tom Jarnagin - Until December 1995, Mr. Jarnagin, age 57, was the General Manager in charge of Coal Operations for the Burlington Northern Railroad Company. Since 1995, he has been involved in real estate development and new business development as an independent investor and consultant. Mr. Jarnagin earned a B.A. in economics from the University of Denver in 1967. He received awards as Outstanding Safety Leader from Burlington Northern in 1993 and 1995. He has been active in various community service and charitable organizations such as the Lincoln, Nebraska Chamber of Commerce, Leadership Lincoln, and the United Way.

Magaly Bianchini - Since 1986, Ms. Bianchini, age 43, is a residential real estate developer. She is currently employed by Leader Capital Corporation, a publicly traded company specializing in residential development and home building in Ontario and Quebec. Ms. Bianchini is an officer and director of Leader Capital Corporation, which is listed on the Canadian Dealing Network under the symbol LEDR. Ms. Bianchini earned a B.A. in political science and philosophy from the University of Toronto in 1977. She is a partner in Diamante Development Corporation, developers of various condominium projects in Toronto. She is managing partner for a commercial/residential project in Gatineau, Quebec, and has been responsible for all aspects of project administration, including planning, development and sales. Ms. Bianchini is also a board member of Senior Living Management, a company which owns and operates retirement homes across Canada.

Steven Justus - Since 1993, Steven Justus, age 40, has been President and Owner of Steven C. Justus, Inc., a floor execution and brokerage firm at the Chicago Mercantile Exchange, where he has been a member since 1988. Mr. Justus also acts as an independent consultant for the brokerage industry.
From 1995 to 1997, Mr. Justus was a director of Stellaris Financial Services, serving on the Executive Committee which formed company strategy. In 1995, he was a director of Trine, Ltd., for which he formulated trading strategies, raised funds and trained marketers. Mr. Justus holds a B.S. degree in Human Resource Management from Drake University. He is a former member of both the Chicago Board of Trade and the Chicago Board Options Exchange. Mr. Justus holds six securities industries licenses.

Joseph Knox - Mr. Knox, age 38, joined the Company as its vice-president in June 1999. Prior to joining the Company, from 1998 to 1999, Mr. Knox was Vice-president of Western Operations for the EA Companies, spearheading a turnaround for their management consulting services. From 1995 to 1998, Mr. Knox was regional manager for Tetra Tech, Inc., first for northeast operations (1995 to 1997) and then for western operations (1997 to 1998), during which time he developed and executed marketing strategies, managed operations for all consulting services, and directed all aspects of regional financial management. From 1990 to 1994, Mr. Knox was office manager for PRL, Inc., an information technology subsidiary of Black and Decker Corporation. Mr. Knox earned a BA in Geology and Economics from the University of Rochester in 1985, and an MPA from George Mason University in 1989.

Key Employee
------------
James Hatcher , the general manager of EPC, has extensive experience in bioremediations. From 1997 to the present, Mr. Hatcher has been involved in the management of bioremediation and reclamation of hydrocarbon contaminated soil for more than 250 sites in New Mexico and Colorado. From 1983 to 1996, Mr. Hatcher was involved as a consultant in planning, permitting, and various environmental issues for a number of oil companies operating in the southwest. From 1972 to 1982, Mr. Hatcher worked on drilling and operations of oil and gas wells in Utah, Wyoming, Colorado, Arizona and New Mexico. Mr. Hatcher has completed certification in programs for HAZMET, Hazardous Waste Operations and Emergency Response, and Hazardous Waste Operations Manager and Supervisor.

                             EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Registrant's last three completed fiscal years to the Registrant's or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 1999 the end of the Registrant's last completed fiscal year). During the periods covered by the table, Walter Kolbe served as President of the Company. Mr. Kolbe resigned all positions effective April 19, 1999. During the periods covered by the table, Gerard Amlin served as Vice-President of the Company, and President of IEI Canada. Mr. Amlin was also President of the two Canadian subsidiaries incorporated in July 1998. Mr. Amlin resigned all positions effective September 1998. Mr. Jarnagin was appointed as President effective April 19, 1999.

                          SUMMARY COMPENSATION TABLE

                                                           Long Term Compensation
                                                           ----------------------

                     Annual Compensation                        Awards       Payouts
                                              Other      Restricted
Name and                                      Annual      Stock     Options  LTIP     All other
Principal Position Year  Salary     Bonus($) Compensation Awards   /SARs    Payout  Compensation
------------------ ----  ------     -------- ------------ ------   -------  ------  ------------
Tom Jarnagin        1999 $ 36,833    -0-       -0-         -0-      -0-      -0-       -0-
President           1998 $   -0-     -0-       -0-         -0-      -0-      -0-       -0-
                    1997 $   -0-     -0-       -0-         -0-      -0-      -0-       -0-

Walter Kolbe        1999 $   -0-     -0-       -0-         -0-      -0-      -0-       -0-
President           1998 $ 103,002   -0-       -0-         -0-      -0-      -0-       -0-
                    1997 $  28,037   -0-       -0-         -0-      -0-      -0-       -0-

Gerard Amlin        1999 $   -0-     -0-       -0-         -0-      -0-      -0-       -0-
Vice-President      1998 $ 131,152   -0-       -0-         -0-      -0-      -0-       -0-
                    1997 $  17,298   -0-       -0-         -0-      -0-      -0-       -0-


Additional Executive Compensation
---------------------------------
Tom Jarnagin, the Company's President, has been employed by the Company as an employee-at-will, beginning April 19, 1999, at a salary of $5,000 per month (pro-rata in the first month), plus a quarterly performance bonus of up to $15,000 per quarter based on meeting certain per share earnings criteria set forth in the operating plan currently being prepared. In 1999, no bonus was earned or paid. Mr. Jarnagin's compensation includes management responsibilities for ROP. The Company has no other employment agreements with members of management and or any other personnel. All employees are treated as employees-at-will. The Company reimburses each officer for expenses incurred in connection with the Company's business.

Joseph Knox, the Company's vice-president, has been employed by the Company since June 6, 1999, at a salary of $7,500 per month. Mr. Knox was also granted options pursuant to the Company's 1999 Stock Option and Award Plan, to purchase up to 400,000 shares of the Company's common stock for an exercise price of $0.20 per share. The options vest over a two year period from the date of his employment.

Board Compensation
------------------
As of December 31, 1998, the Company's directors receive no compensation for attendance at board meetings. Subsequent to December 31, 1998, the Company's directors have adopted a resolution providing for the payment of $1,000 to each director per meeting attended up to a maximum of $1,000 per quarter or $4,000 per year. In addition, board members will be reimbursed for all reasonable out-of-pocket expenses incurred by them in connection with their attendance at the board meetings. At December 31, 1999, each board member had received payment for one board meeting in April, and were each entitled to payment for one additional board meeting held in August.

Options/SAR Grants in Last Fiscal Year
--------------------------------------
No individual grants of stock options (whether or not in tandem with SARs), or freestanding SARs were made during the last completed fiscal year to any of the named executive officers.

Bonuses and Deferred Compensation
---------------------------------
There are no compensation plans or arrangements, including payments to be received from the Company, with respect to any person named as a director, executive officer, promoter or control person above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities.

Compensation Pursuant to Plans
------------------------------
Effective March 19, 1999, the Board of Directors of the Company approved the terms of the 1999 Stock Option and Award Plan (the "Award Plan"). The Award Plan was approved by the stockholders of the Company at a Special Meeting on April 19, 1999. As of the date of this filing, 1,300,000 options have been awarded under this plan, of which 609,000 are currently exercisable.

The following summary of the Award Plan is qualified in its entirety by the specific provisions of the Award Plan.

Award Plan Summary
------------------
The Board of Directors of the Company believes that it is important that employees and other individuals who contribute to the success of the Company have a stake in the enterprise as shareholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of the Company's compensation program.

The Award Plan is intended to (a) attract competent directors, executive personnel, and other employees, (b) the retention of the services of existing directors, executive personnel, and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the appropriate corporation by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The Award Plan is to be administered either by the Board of Directors or by a committee (the "Committee") to be appointed from time to time by such Board of Directors. Awards granted under the Award Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to employees, including officers and directors, who, in the opinion of the board or the Committee, have contributed, or are expected to contribute, materially to the success of the Company. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of the Company.

The exercise price of options granted under the Award Plan will be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the Award Plan shall expire no later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of the Board of Directors or Committee, by delivery of a promissory note or shares of Common Stock of the Company already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

All of the employees, officers, and directors of the Company are eligible to participate under the Award Plan. A maximum of 3,000,000 shares are available for grant under the Award Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Board of Directors or the Committee, in their sole discretion: provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

The aggregate number of shares with respect to which options or stock awards may be granted under the Award Plan, the number of shares covered by each outstanding option, and the purchase price per share, shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

The Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the Award Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the Award Plan either in the aggregate or to any eligible employee; (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the Award Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Award Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the Award Plan.

Certain Tax Matters
-------------------
For tax purposes, a participant to whom a non-qualified option is granted will not realize income at the time of the grant if the exercise price is equal to the then current market price. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of non-qualified option shares received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

Under the Award Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six-month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

Under the terms of the Award Plan, the Board of Directors or the Committee may also grant stock awards which may, at the discretion of the Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). The appropriate corporation will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

Options/SAR Grants in Last Fiscal Year
--------------------------------------
The following tables contain information regarding the Plan Options granted to the Company's named executive officers as of the date of this Prospectus:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              Individual Grants

                     Number of     % of Total
                     Securities    Options/SARs
                     Underlying    Granted to      Exercise or
                     Options/SARs  Employees       Base Price   Expiration
Name                 Granted       in Fiscal Year  ($/Share)    Date
-------------------  ------------  --------------  -----------  ----------
Tom Jarnagin, CEO    400,000 sh       35.56%          $0.16      4/30/04
Walter Kolbe            N/A             N/A             N/A        N/A
Gerard Amlin            N/A             N/A             N/A        N/A

              Aggregate Option/SAR Exercises in Last Fiscal Year
                        and FY-End Option/SAR Values

                                                   Number of
                                                   Securities    Value of
                                                   Underlying    Unexercised
                                                   Unexercised   In-the-Money
                                                   Options/SARs  Options/SARs
                     Shares                        at FY-End(#)  at FY-End($)
                     Acquired       Value          Exercisable/  Exercisable/
Name                 on Exercise(#) Realized($)    Unexercisable Unexerciable
-------------------  -------------  -------------  ------------  ------------
Tom Jarnagin, CEO        -0-           -0-         320,000/80,000    N/A
Walter Kolbe            N/A             N/A             N/A          N/A
Gerard Amlin            N/A             N/A             N/A          N/A


Pension Table
-------------
Not Applicable.

Other Compensation
------------------
None.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------
The Company believes that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports have been timely filed.

                      PRINCIPAL SHAREHOLDERS

The following table sets forth as of February 17, 2000 the name and address and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 42,641,683 shares of Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. The Company has reserved 254,573 shares of Common Stock for 254,573 shares of IEI Canada, Inc. Class A Special Shares which are convertible into an equal number of shares of the Company's Common Stock, and 5,325,667 shares of Common Stock for issuance pursuant to outstanding options.

Principal Shareholders:                                       % of Class
                                                              Assuming the
                                   Beneficial        % of     Exercise of all
Class   Name and Address           Ownership         Class    Warrants
------  ----------------           ----------------  -------  -------------
Common  JFJ Ecosystems, LLC          18,864,359 (1)    30.67     27.58
        1015 West 54th Street
        Kansas City, MO 64112

Common  John P. Crowe                31,449,581 (2)    51.13     45.97
        1015 West 54th Street
        Kansas City, MO 64112

Common  Tom Jarnagin                  3,892,988 (3)     9.13      7.86
        Industrial Ecosystems, Inc.
        2040 W. Broadway
        Bloomfield, NM  87413

Officers and Directors:                                       % of Class
                                                              Assuming the
                                   Beneficial        % of     Exercise of all
Class   Name and Address           Ownership         Class    Warrants
------  ----------------           ----------------  -------  -------------
        Tom Jarnagin                            -see above-

Common  Magaly Bianchini                735,888 (5)     1.73      1.49
        Industrial Ecosystems, Inc.
        2040 W. Broadway
        Bloomfield, NM  87413

Common  Steven C. Justus              2,000,000 (4)     4.69      4.04
        Industrial Ecosystems, Inc.
        2040 W. Broadway
        Bloomfield, NM  87413

Common        Officers and Directors
              as a group (3 persons)  6,628,876        15.55     13.38
--------------------------------
Notes to this table appear on the following page

In the preceding table:

For JFJ Ecosystems:

- shares and options listed for JFJ Ecosystems, LLC, are unissued;
- beneficial ownership share numbers assume the issuance of the shares and exercise of options;
- % of Class assumes the issuance of shares and exercise of options and is calculated based on the concomitant increase in the number of issued and outstanding shares.

For the remaining listed parties:

- beneficial ownership share numbers assume the exercise of options;
- % of Class assumes the exercise of options and is calculated based on the concomitant increase in the number of issued and outstanding shares.

In addition, the following numbered notes referenced in the table apply:

(1) Represents 16,798,452 shares and 2,065,906 options to purchase shares at an exercise price of $0.225 per share exercisable through 1/4/04. None of the shares and options have been issued, but may be issued pursuant to the JV Agreement, as amended, as described more fully in CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

(2) Represents 7,251,889 shares and 4,500,000 warrants for shares held by John
P. Crowe, 833,333 shares held by Four C's Development, LLC, an entity controlled by John P. Crowe, plus shares and options which may be issued to JFJ Ecosystems, LLC, pursuant to the JV Agreement, as amended (see Footnote
(1) above). Should JFJ exercise its right to sell, or the Company exercise its right to acquire JFJ's membership interest in the JV, JFJ will receive 16,798,453 shares and 2,065,906 options to purchase additional shares of the Company's Common Stock, and John Crowe may be deemed to have indirect beneficial ownership of such shares because he is a principal Member and Manager of JFJ.

(3) Represents 2,536,083 shares held by Tom Jarnagin, 1,056,905 shares held by Francine Jarnagin, Tom Jarnagin's spouse, of which Mr. Jarnagin may be deemed to have beneficial ownership, and 300,000 options granted to Mr. Jarnagin pursuant to the Company's ISO plan at an exercise price of $0.16 per share exercisable 4/30/99 to 4/30/04.

(4) Represents 450,000 shares held by Steven Justus, 1,500,000 options granted to Mr. Justus for consulting services prior to his election to the Company's board, at an exercise price of $.22 per share exercisable 3/13/98 to 3/13/05, and 50,000 options granted to Mr. Justus pursuant to the Company's ISO plan at an exercise price of $0.16 per share exercisable 4/30/99 to 4/30/04.

(5) Represents 685,888 shares held by Magaly Bianchini and 50,000 options granted to Ms. Bianchini pursuant to the Company's ISO plan at an exercise price of $0.16 per share exercisable 4/30/99 to 4/30/04.

                       CERTAIN TRANSACTIONS

Transactions with Management and Others
---------------------------------------
The information set forth below is provided by the Company based on what the Company believes may be material to the shareholders in light of all the circumstances of the particular case. The significance of the transactions disclosed may be evaluated by each shareholder after taking into account the relationship of the parties to the transactions and the amounts involved in the transactions.

Since inception, the Company has made periodic cash disbursements and issued shares of its Common Stock to certain officers and directors of the Company, relatives of these officers and directors, and other companies controlled by these officers and directors, although some of those individuals are no longer officers or directors of the Company. Most of these disbursements have been made for services rendered or for payments related to construction of the Company's facilities and equipment. Any payments made that could not be substantiated have been recorded by the Company as additional compensation to those officers and directors.

The Company has reserved and recorded possible contingent liabilities to individuals, some of whom are related to or associated with certain former officers and directors, who have made loans or advances to the Company and still claim they are owed, although the Company believes it issued shares of Common Stock in full and complete payment of these amounts. The Company has recorded a total of contingent liabilities at September 30, 1999 of $496,591, reduced from $747,819 recorded at December 31, 1998 through a combination of direct payments to Bernard Amlin, and settlement and release agreements obtained from Christine Amlin and Ron Burns. Bernard Amlin, Christine Amlin and Ron Burns are all relatives of Gerard Amlin, a former officer and director of the Company. It is currently uncertain as to whether or not the remaining amounts will be paid in the future and management of the Company intends on vigorously contesting any claim that is made. It is reasonably possible, however, that the Company will have to pay the amounts and to be conservative, management has recorded these possible debts as contingent liabilities.

Walter Kolbe, the Company's former president, from time to time, received payments in the form of loans that have been repaid without interest. Mr. Kolbe also advanced funds to the Company from time to time in order for the Company to meet its ongoing needs. These advances were also repaid without interest. At December 31, 1998, there were no loans or advances outstanding.

In December 1999, the Company issued to John P. Crowe, a major shareholder of the Company and a principal of the Company's joint venture partner, 4,500,000 Units at a purchase price of $0.0675 per Unit, each Unit consisting of one share of common stock and one warrant to purchase common stock at exercise prices and for the periods according to the following schedule:

     Amount        Price        Exercisable
  ----------     --------  ---------------------
    850,000      $  0.07   11/14/99 - 11/14/00, or 120 days after registration
    850,000      $  0.11   11/14/99 - 11/14/00, or 180 days after registration
  2,000,000      $  0.15   11/14/99 - 11/14/00, or 240 days after registration
    800,000      $  0.19   11/14/99 - 11/14/00, or one year after registration

The Unit Shares carry registration rights committing the Company, on a best efforts basis, to file a registration statement on Form S-1 for the purpose of registering the Units for resale by the holder as a selling shareholder, with a concomitant reduction in the exercise period upon the effectiveness of the registration. Mr. Crowe will pay 50% of the expenses for the registration. The Warrants are subject to a call provision which permits the Company to require the exercise or forfeit of the warrants, within 10 days of the call notice, if the ten day average closing price of the Company's common stock exceeds the respective exercise prices of the warrants by 250%, 200%, 175% and 150%, respectively. The call provision is only effective if the Warrant Shares subject to the call provision have been registered by the Company under an effective Securities Act registration.

In May 1999, the Company issued 2,500,000 shares of restricted Common Stock in a private placement for cash at $0.10 per share to John Crowe,a major shareholder of the Company and a principal of the Company's joint venture partner, and five of his relatives and/or affiliates.

In 1998, the Company issued 2,865,701 shares of Common Stock in a private placement for cash at an average price of $0.35 per share to certain investors. A total of 2,015,701 shares were issued to John Crowe, a major shareholder of the Company and a principal of the Company's joint venture partner, and certain of his relatives and/or affiliates.

In 1998, the Company issued 5,341,330 shares of Common Stock to certain creditors of the Company for conversion of outstanding indebtedness at an average price of $0.16 per share. A total of 581,192 shares were issued to relatives of Gerard Amlin, who was an officer and director at the time of the issuances. A total of 2,981,500 shares were issued to Tom Jarnagin and his spouse, and an additional 685,888 shares were issued to Magaly Bianchini. Mr. Jarnagin and Ms. Bianchini were unaffiliated at the time of the share issuances, but have been serving as officers and directors since April 1999.

In 1997, the Company issued 2,163,917 shares of Common Stock in exchange for the conversion of 2,163,917 shares of Class-A Special Shares of IEI Canada which were issued in connection with: a Global Share Purchase Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc., and ITE Ecosystems, Inc. shareholders; and a Share Exchange Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc. shareholders and IEI, Canada, Inc., both dated June 28, 1994. Of these shares, a total of 1,686,560 shares were issued to Gerard Amlin, an officer and director.

In 1997, the Company issued 2,188,143 shares of Common Stock to various individuals for professional and consulting services. 200,000 of the shares were issued to Robert Moore, a former officer, for services as an employee and in settlement of his termination by the Company. 166,667 of the shares were issued to Leonard Amlin, a relative of Gerard Amlin, an officer and director.

Restructure of Interest in ROP
------------------------------
The Company, through its subsidiary, IEI Canada, owns a 50% membership interest in ROP. The other 50% membership interest is owned by JFJ Ecosystems L.L.C., a Missouri limited liability company, ("JFJ"), controlled by John Crowe, a 5% shareholder of the Company. The JV has been governed by a three person Board of Managers, two of whom were appointed by JFJ and one of whom was appointed by IEI Canada. Fred Rice and John Crowe serve as the two JFJ Managers, with John Crowe serving as the Chairman of the Board of Managers. Walter Kolbe, the Company's former President, was appointed by IEI Canada to serve as the Company's representative on the Board of Managers. That position is now occupied by Tom Jarnagin, the Company's current President.

Due to the need for working capital for both the JV and the Company, JFJ, the Company, and IEI Canada restructured the JV to (a) provide for a quicker release of part of the funds escrowed pursuant to the Original JV Agreement;(b) establish a line of credit to the Company; (c) grant certain rights to the Company to acquire JFJ's membership interest in the JV; (d) grant certain rights to JFJ to sell its membership interest in the JV to the Company; (e) obtain releases from JFJ and its members of any and all claims against the Company, IEI Canada, the Company's subsidiaries, their affiliates and officers and directors and shareholders for any misrepresentations made to induce JFJ to enter into the Original JV Agreement; and (f) grant to the Company of a right to first refusal on JV borrowing.

On January 4, 1999, IEI Canada and JFJ restructured the Original JV Agreement to provide for the release of $250,000 of the $1,000,000 escrow to meet immediate cash flow needs of the JV. The remaining $750,000 was then loaned by JFJ to the Company through the establishment of a line of credit. Following the restructuring, JFJ became an equal 50% member of the JV with IEI Canada and IEI Canada's option to reduce JFJ's membership interest to 19%, was terminated.

The Line of Credit
------------------
JFJ has extended a $750,000 line of credit to the Company. The line of credit bears interest at 6% per annum until December 31, 2000, at which time all principal advanced under the line of credit, and any interest accrued thereon, will be due and payable in full. As security for the line of credit, the Company caused IEI Canada to pledge as security IEI Canada's 50% membership interest in the JV. If the line of credit is not timely repaid in full, IEI Canada's membership interest in the JV shall be conveyed to JFJ in satisfaction of the line of credit, thus making JFJ the 100% owner of the JV.

The Company's Right to Acquire JFJ's Membership Interest in the JV
------------------------------------------------------------------
The Company has the right on or prior to December 31, 2000 (the line of credit due date) to acquire JFJ's 50% membership interest in the JV by issuing to JFJ shares of the Company's restricted Common Stock in exchange for JFJ's membership interest in the JV (the "Acquisition Rights"). The following are conditions that must be fulfilled prior to the Company's exercise of its Acquisition Rights:

     (a) Repayment to JFJ of the outstanding principal and accrued interest on the line of credit;

     (b) Issuance to JFJ of that number of shares of the Company's restricted Common Stock that represents one-half (1/2) of the issued and outstanding shares (all classes) in the Company as of December 31, 1998. The issuance of the shares to JFJ would give JFJ ownership of approximately one-third (1/3) of the Company's issued and outstanding shares of Common Stock, not including other shares independently owned by JFJ, if any. The percentage ownership ultimately held by JFJ could be subject to dilution by the issuance of any additional shares of Common Stock after the date of the restructuring;

     (c) Issuance of JFJ of options to purchase 2,065,500 shares of the Company's Common Stock at $0.225 per share for a term of five (5) years. These options preserve JFJ from dilution by way of the exercise of 4,131,000 outstanding options at an exercise price of $.225. Upon exercise of the Company's Acquisition Rights, the Company will grant JFJ options equal to one-half (1/2) of all options granted by the Company after December 31, 1998 and to the date of exercise of the Acquisition Rights. Such options will be granted to JFJ on substantially similar terms as are extended to other option holders. These options are intended to preserve JFJ from subsequent dilution through the granting of options and will be construed accordingly.

     (d) Execution by the Company and JFJ of a Registration Rights Agreement by which the Company agrees to register the restricted stock issued to JFJ in the Acquisition upon JFJ's request;

     (e) The Company shall complete and file with the Securities and Exchange Commission a Form 10-SB, General Form for Registration of Securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file any other periodic reports required to be filed under Section 13 or 15(d) of the Exchange Act (the "Periodic Reports").

     (f) The Company's Board of Directors will be duly authorized and elected pursuant to a vote of the Company's shareholders at a Special or Annual Meeting of the Company's shareholders; and

     (g) Following the exercise of the Acquisition Rights, the surviving company will affirm and agree to assume any JV obligations to either JFJ or the Company or third parties, including but not limited to, the $50,000 notes to the Company and JFJ, and the $100,000 note to John P. Crowe & Co. These notes or other obligations are to be paid in accordance with their terms.

JFJ's Right to Sell its Membership Interest in the JV to the Company
--------------------------------------------------------------------
JFJ has the right on or prior to December 31, 2000 to sell its 50% membership interest in the JV to the Company through a share exchange, wherein the Company would issue to JFJ shares of the Company's restricted Common Stock in exchange for JFJ's membership interest in the JV (the "Sale Rights"). On January 26, 2000, JFJ gave the Company written notice of its intent to exercise its Sale Rights. In consideration for JFJ exercising its Sale Rights, JFJ shall receive that number of shares of the Company's restricted Common Stock that represents one half (1/2) of the issued and outstanding shares of the Company at December 31, 1998. The method of exact determination of the number of shares and options issued hereunder is the same as described in the preceding paragraph. The shares would be subject to the same Registration Rights Agreement discussed above. However, the shares issuable to JFJ have not been included as part of this registration statement.

The following are conditions that must be fulfilled prior to JFJ's exercise of its Sale Rights:

     (a) JFJ will forgive the outstanding principal and accrued interest borrowed by the Company under the line of credit or assign its interest as the Creditor in the line of credit to the JV prior to exercising its Sale Rights, whichever it may so elect;

     (b) If not previously paid in full, JFJ and John P. Crowe & Co. will not be required to forgive any outstanding loan balances to the JV which loan balances shall be repaid by the JV or surviving company in accordance with their terms; provided, however, that JFJ will release its security interest in the JV assets.

JFJ's Right of First Refusal to Participate in Future Debt or Equity
--------------------------------------------------------------------
Financing
---------
The Company has granted JFJ a right of first refusal on any public offering or private placement of any debt or equity securities or other capital sourcing which could result in the issuance of The Company's securities. JFJ's right of first refusal shall be a ten (10) day right of first refusal on the same terms and conditions as are offered to the third party interested in investing in or lending to The Company. The right of first refusal shall extend until December 31, 2000. JFJ can assign its right of first refusal to John P. Crowe & Co. or another related entity or person in its sole discretion.

The Company's Right of First Refusal on JV Borrowing
----------------------------------------------------
The Company has the right of first refusal to provide financing to the JV through December 31, 2000. Before borrowing any money from a third party or a related entity, the JV shall provide notice of a bona fide financing proposal specifying the terms and security that will govern the borrowing, including the proposed lender. The Company has the right to lend the money to the JV on the terms proposed by providing the JV notice of acceptance within ten (10) days of receipt of the proposal. The JV shall be free to borrow on the proposed terms from the proposed lender absent timely receipt of the notice of acceptance from The Company.

Consent and Approval by the Company's Shareholders
--------------------------------------------------
At the request of JFJ, prior to the signing of the definitive agreements members of management and disinterested principal shareholders who, collectively, hold in excess of 51% of the Company's issued and outstanding shares provided the Company with their written consent to the terms of the agreements. The Agreements were ratified by a majority of all the Shareholders at a Special Meeting of the Shareholders on April 19, 1999.

                   DESCRIPTION OF CAPITAL STOCK

General
-------
The Registrant is authorized to issue one hundred million shares of common stock, par value $0.001 per share (the "Common Stock")and twenty-five million shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Company has 42,641,583 shares of Common Stock and no shares of Preferred Stock issued and outstanding at February 17, 2000. Although the Company's Board of Directors has no present intention to do so, the Board of directors has authority, without action by or vote of the Company's Shareholders, to issue all or part of the authorized but unissued shares. In addition, the Company's Board of Directors has authority, without action by or vote of the Company's Shareholders, to fix and determine the rights, preferences, and privileges of the Preferred Stock, which may be given voting rights superior to that of the Common Stock, which power may be used to hinder or deter a takeover proposal, should any occur. Any issuance of additional shares of Common Stock or Preferred Stock will dilute the percentage ownership interest of Shareholders and may further dilute the book value of the Company's shares.

Common Stock
------------
The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Registrant's bylaws provide that a majority of the issued and outstanding shares of the Registrant constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Registrant have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Registrant seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock
---------------
The authority to issue the Preferred Stock is vested in the board of directors of the Company, which has authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Company is authorized to issue. The above described authority of the Board of Directors may be exercised by corporate resolution from time to time as the Board of directors sees fit.

Warrants
--------
The Company has issued 6,900,000 warrants to purchase an aggregate of 6,900,000 shares of Common Stock (the "Warrants") to the Selling Shareholders, and has reserved an equivalent number of shares for issuance on exercise of the Warrants. The Warrants are subject to varying exercise prices and other restrictions, including a call provision as follows:

(a) First Exercise Period: 850,000 of the Warrant Shares will become exercisable ten (10) days following the November 3, 1999 Closing Date, and 440,000 of the Warrant Shares will become exercisable following the January 10, 2000 Closing Date (aggregate 1,290,000 Warrant Shares exercisable in the First Exercise Period, hereinafter the First Tranche). The First Exercise Period for the First Tranche shall expire on the sooner of: (a) One-year following the respective Closing Dates; or (b) 120 days following the effective date of the S-1 Registration Statement referenced in paragraph 2 below; or (c) 10 days following Holder's receipt of a Call notification. If the First Tranche or any portion thereof is not exercised within the First Exercise Period, the option to exercise the First Tranche or the unexercised balance thereof shall irrevocably expire. The Exercise Price for the First Tranche shall be seven cents ($0.07) per share; and

(b)Second Exercise Period: 850,000 of the Warrant Shares will become exercisable ten (10) days following the November 3, 1999 Closing Date, and 440,000 of the Warrant Shares will become exercisable following the January 10, 2000 Closing Date (aggregate 1,290,000 Warrant Shares exercisable in the Second Exercise Period, hereinafter the Second Tranche). The Second Exercise Period for the Second Tranche shall expire on the sooner of: (a) One-year following the respective Closing Dates; or (b) 180 days following the effective date of the S-1 Registration Statement referenced in paragraph 2 below; or (c) 10 days following Holder's receipt of a Call notification. If the Second Tranche or any portion thereof is not exercised within the Second Exercise Period, the option to exercise the Second Tranche or the unexercised balance thereof shall irrevocably expire. The Exercise Price for the Second Tranche shall be eleven cents ($0.11) per share; and

(c) Third Exercise Period: 2,000,000 of the Warrant Shares will become exercisable ten (10) days following the November 3, 1999 Closing Date, and 1,040,000 of the Warrant Shares will become exercisable following the January 10, 2000 Closing Date (aggregate 3,040,000 Warrant Shares exercisable in the Third Exercise Period, hereinafter the Third Tranche). The Third Exercise Period for the Third Tranche shall expire on the sooner of: (a) One-year following the Closing Date; or (b) 240 days following the effective date of the S-1 Registration Statement referenced in paragraph 2 below; or (c) 10 days following Holder's receipt of a Call notification. If the Third Tranche or any portion thereof is not exercised within the Third Exercise Period, the option to exercise the Third Tranche or the unexercised balance thereof shall irrevocably expire. The Exercise Price for the Third Tranche shall be fifteen cents ($0.15) per share; and

(d) Fourth Exercise Period: 800,000 of the Warrant Shares will become exercisable ten (10) days following the November 3, 1999 Closing Date, and 480,000 of the Warrant Shares will become exercisable following the January 10, 2000 Closing Date (aggregate 1,280,000 Warrant Shares exercisable in the Fourth Exercise Period, hereinafter the Fourth Tranche). The Fourth Exercise Period for the Fourth Tranche shall expire on the sooner of: (a) One-year following the Closing Date; or (b) one year following the effective date of the S-1 Registration Statement referenced in paragraph 2 below; or (c) 10 days following Holder's receipt of a Call notification. If the Fourth Tranche or any portion thereof is not exercised within the Fourth Exercise Period, the option to exercise the Fourth Tranche or the unexercised balance thereof shall irrevocably expire. The Exercise Price for the Fourth Tranche shall be nineteen cents ($0.19) per share.

(e) Call Provision: The Company reserves the right to require the Investors to exercise, or forfeit the right to exercise, any and all of the above referenced Warrants (collectively, (a) through (d) above) as described herein. Provided the Company is successful in obtaining an effective date for the S-1 Registration Statement from the Commission (and subject to there being more than ten days remaining during any of the above referenced warrant periods), the Company shall have the right to require the Investor to either exercise the Warrants pursuant to the Exercise Periods above, or force the expiration of such. If the ten-day average closing price of the Company's common stock equals or exceeds the Call Provision price referenced below for each Tranche, then the Company shall have the right to provide the Investor with a written "Call Notification". The Call Provision price shall be based on the ten day trailing closing average price of the Company's shares, provided however, that in calculating such average, only those days in which 50,000 or more of the Company's shares trade will be counted. Upon receipt of the Call Notification, the Investor shall have up to ten days to either: exercise all or a portion of the warrants referenced in the particular Exercise Period or irrevocably forfeit the right to exercise the warrants referenced in that particular Exercise Period. The Call Provision for the First Tranche warrants shall be set at $0.175 per share (250% times the strike price). The Call Provision for the Second Tranche shall be set at $0.22 per share (200% times the strike price). The Call Provision for the Third Tranche shall be set at $0.2625 per share (175% times the strike price). The Call Provision for the Fourth Tranche warrants shall be set at $0.285 per share (150% times the strike price).

Shares Eligible for Future Sale
-------------------------------
The Company has 42,641,683 shares of Common Stock issued and outstanding at February 17, 2000. All of the 13,800,000 shares of Common Stock registered to be sold by Selling Shareholders will be freely transferable by persons other than "affiliates" of the Company, as that term is defined under the Securities Act, without further registration under the Securities Act.

The Company has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. The shares issued in excess of 12 months ago are currently eligible for resale under Rule 144. Securities held for two years may be sold by nonaffiliates without limitation. See PRINCIPAL SHAREHOLDERS.

The Company is unable to estimate the total number of shares that may be sold in the future by its existing Shareholders or the effect, if any, that sales of shares by such Shareholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by existing Shareholders could adversely affect prevailing market prices.

Transfer and Warrant Agent
--------------------------
The Company's transfer agent is Atlas Stock Transfer, Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107, Telephone
(801) 266-7151 and Facsimile (801) 262-0907.

                            LITIGATION

The Company is involved in litigation with 54GO Products, a New Mexico limited liability company ("54GO"), regarding an open account and a distribution agreement between 54GO and the Company's subsidiary Environmental Protection Company, a New Mexico corporation ("EPC"). 54GO filed a complaint in July 1997 in the Eleventh District Court of San Juan County, New Mexico, alleging that the Company owed money on an open account for products delivered by 54GO to EPC, and also for products to be delivered pursuant to the distribution agreement. In August 1997, the Company filed an answer to the complaint in which the Company contends that the products delivered by 54GO were not ordered by EPC, that EPC specifically requested the products not be delivered, and that 54GO refused to take the products back. The Company also contends that the distribution agreement was breached by 54GO before it became operational and that any obligation to purchase products under the agreement was negated by the failure of conditions precedent. A judgment against the Company has been rendered, but no final amount of judgment has been reached. The total amount in dispute is approximately $75,000.

On March 17, 1999, the Company received a letter from Canadian counsel threatening litigation on behalf of Diamond Measure, Inc., a Canadian corporation with which the Company engaged in discussions about a possible acquisition during 1994. The negotiations were never consummated, and no contract was ever signed. On August 6, 1999, the Company's Canadian counsel was served with a Statement of Claim filed in the Superior Court of Justice in Windsor Ontario on August 4, 1999, by Diamond Measure, Inc. and Ronald McGuire, against the Company. The claim is for a total of $1.5 million dollars Canadian for breach of contract and detrimental reliance, $1 million to Diamond Measure, Inc., and $500,000 to Ronald McGuire. Because no agreement was ever reached and no written contract signed, the Company believes that the action is without merit.

On April 13, 1999, ROP received a letter from Canadian counsel representing Middlemarch Farms, Ltd., a Canadian company ("Middlemarch"), claiming a security interest in certain property transferred to ROP from IEI Canada in March 1998 as part of the transaction creating the JV. This claimed security interest was purportedly created in 1992, in connection with a loan transaction between Middlemarch and a precursor company to a former IEI Canada subsidiary.

Middlemarch claims that at March 29, 1999, there is an outstanding balance due on the loan of $230,299.79, plus accrued interest and costs forward from that date. The property subject to the security interest is all of the assets, liabilities, property and equipment which was transferred to ROP in March 1998.

The claim is apparently based on the premise that there are monies owing to Middlemarch. The Company believes that the debt was fully satisfied in April 1996 through an oral agreement between the Company and Middlemarch converting debt to equity, represented by the Company's issuance to Middlemarch of 400,000 shares of the Company's common stock, plus cash payment of all outstanding interest. If Middlemarch proceeds with its claim, the Company may be involved in litigation in regards to the circumstances surrounding the creation of the claimed security interest and the payment of the debt.

On May 19, 1999, the Company received from Middlemarch a copy of a "Security Agreement" referring to the above property. The Security Agreement required payment in full by July 1994. The Company has not found evidence in its records or through a PPSA search of the registration of such a security interest, nor has any evidence of registration been provided by Middlemarch despite repeated requests. Although such registration is not required to enforce Middlemarch's claim, its priority as a secured creditor is dependent on registration. However, neither failure by Middlemarch to register its claim, nor transfer of the property by IEI Canada would serve to cancel the underlying debt, if such claim is found to be valid.

The Company has letters dated April 1996 from A. Spangenberg, a principal of Middlemarch, and Pensa and Associates, counsel for Middlemarch, referencing receipt of a $400,000 principal payment and stating that a remaining balance was owing of approximately $21,500. The Company paid the balance owing by check in April 1996. Based on the above, the Company believes that the debt on which the claimed security interest is based has been fully satisfied. Therefore, the Company believes that this threatened claim has no merit.

                                 LEGAL MATTERS

Taylor and Associates, Inc., Attorneys and Counselors at Law, Salt Lake City, Utah, counsel to the Company, will render an opinion that the Common Stock being offered hereby, has been fully paid and nonassessable under the corporate laws of the state of Utah.

                                   EXPERTS

The financial statements included herein and elsewhere in this Registration Statement, to the extent and for the periods indicated in its report, have been included in this Prospectus and the Registration Statement, in reliance on the report of Jones, Jensen & Company, Certified Public Accountants, Salt Lake City, Utah, given on the authority of said firm as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

The Company has filed this Registration Statement on Form S-1 under the Securities Act with the Commission with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits and other schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where such contract or document is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit. Copies of the complete Registration Statement, including exhibits, may be examined without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part of the filed materials may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, on payment the ususal fees for reproduction, or may be obtain from the Commission's EDGAR Database at http://www.sec.gov

                       FINANCIAL STATEMENTS

                  INDEX TO FINANCIAL STATEMENTS

Title to Document                                                         Page
-----------------                                                         ----
Independent Auditors' Report of Jones, Jensen & Company                    49
Consolidated Balance Sheet at December 31, 1998                            50
Consolidated Statements of Operations for the Years Ended
  December 31, 1998 and 1997                                               52
Consolidated Statements of Stockholders' Equity (Deficit)                  53
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998 and 1997                                               54
Notes to the Consolidated Financial Statements                             56

Consolidated Balance Sheet at September 30, 1999 (Unaudited) and
  December 31, 1998                                                        66
Consolidated Statements of Operations for the Three and Nine Months
  Ended September 30, 1999 and 1998 (Unaudited)                            68
Consolidated Statements of Stockholders' Equity (Deficit)                  70
Consolidated Statements of Cash Flows for the Three and Nine Months
  Ended September 30, 1999 and 1998 (Unaudited)                            71
Notes to the Consolidated Financial Statements                             72

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Industrial Ecosystems, Inc. and Subsidiaries
Pacifica, California


We have audited the accompanying consolidated balance sheet of Industrial Ecosystems, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Industrial Ecosystems, Inc. and Subsidiaries as of December 31, 1998, and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the consolidated financial statements, an error resulting in the overstatement of previously reported amounts in Additional Paid-In Capital and Accumulated Deficit as of December 31, 1998, was discovered by management of the Company during the current year. Accordingly, an adjustment has been made to the above-mentioned accounts as of December 31, 1998 to correct the error. This error has no effect on the net loss for the years ended December 31, 1998 or 1997.



Jones, Jensen & Company
Salt Lake City, Utah
February 19, 1999

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                         Consolidated Balance Sheet


                                   ASSETS
                                   ------
                                                            December 31,
                                                                1998
                                                            ------------
                                                    (As Restated, See Note 12)
CURRENT ASSETS

   Cash and cash equivalents                              $       12,552
   Restricted cash (Note 1)                                       40,669
   Accounts receivable (Note 1)                                   35,079
                                                                  ------

     Total Current Assets                                         88,300
                                                                  ------

PROPERTY AND EQUIPMENT (Net) (Notes 1 and 2)                     275,973
                                                                 -------

OTHER ASSETS

   Investment in joint venture (Note 6)                             -
   Deposits                                                       10,740
                                                                  ------

     Total Other Assets                                           10,740
                                                                  ------

     TOTAL ASSETS                                          $     375,013
                                                                 =======


The accompanying notes are an integral part of these consolidated financial statements.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                 Consolidated Balance Sheet (Continued)


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
              ----------------------------------------------

                                                             December 31,
                                                                 1998
                                                             ------------
                                                    (As Restated, See Note 12)
CURRENT LIABILITIES

   Accounts payable                                          $    356,890
   Accrued expenses (Note 4)                                      323,755
   Unearned revenue (Note 1)                                       21,666
   Due to related party (Note 3)                                   14,286
   Notes payable, current portion (Note 5)                         85,902
                                                                  -------

     Total Current Liabilities                                    802,499
                                                                  -------

LONG-TERM DEBT

   Notes payable (Note 5)                                         157,405
                                                                  -------

     Total Long-Term Debt                                         157,405
                                                                  -------

     Total Liabilities                                            959,904
                                                                  -------

COMMITMENTS AND CONTINGENCIES (NOTE 7)                            747,819
                                                                  -------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock; 100,000,000 shares authorized of $0.001
    par value, 33,000,905 shares issued and outstanding            33,001
   Additional paid-in capital                                  20,589,759
   Other comprehensive income                                      38,419
   Accumulated deficit                                        (21,993,889)
                                                               ----------

     Total Stockholders' Equity (Deficit)                      (1,332,710)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $    375,013
                                                               ==========


The accompanying notes are an integral part of these consolidated financial statements.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                  Consolidated Statements of Operations

                                                    For the Years Ended
                                                        December 31,
                                                      1998         1997
                                                    ---------    ---------

REVENUES

   Net sales                                       $  626,545   $  569,983
   Direct costs                                       405,787      360,569
                                                      -------      -------
     Gross Profit                                     220,758      209,414
                                                      -------      -------
EXPENSES

   General and administrative                       1,586,049    2,042,502
   Bad debt expense                                    19,802        7,325
   Depreciation and amortization                      108,677      202,017
                                                    ---------    ---------
     Total Expenses                                 1,714,528    2,251,844
                                                    ---------    ---------
     Loss From Operations                          (1,473,770)  (2,042,430)
                                                    ---------    ---------
OTHER INCOME (EXPENSE)

   Other income                                        95,118          300
   Interest income                                      1,362           59
   Interest expense                                   (40,236)     (78,835)
   Loss on investment in joint venture               (353,117)        -
   Loss on disposition of assets                     (104,106)     (36,798)
                                                      -------       ------
     Total Other Income (Expense)                    (400,979)    (115,274)
                                                      -------      -------
NET LOSS                                           (1,894,749)  (2,157,704)
                                                    ---------    ---------
OTHER COMPREHENSIVE INCOME

   Foreign currency adjustments                        14,664       23,755
                                                       ------       ------
COMPREHENSIVE LOSS                                 $1,880,085)  $2,133,949)
                                                    =========    =========
BASIC LOSS PER SHARE                               $    (0.06)  $    (0.10)
                                                         ====         ====
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                30,111,107   22,262,795
                                                   ==========   ==========


The accompanying notes are an integral part of these consolidated financial statements.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity (Deficit)

                                                        Additional     Other
                                     Common Stock         Paid-In     Comprehensive  Accumulated
                                 Shares       Amount      Capital      Income          Deficit
                               ----------     ------     ----------    ----------     ----------
Balance, December 31, 1996      17,404,481    $17,405    $17,759,504    $     -      $(18,469,043)
 (Previously reported)

Correction of Error (Note 12)      596,001        596       (527,011)         -          527,607

Restated balance,
 December 31, 1996              16,808,480     16,809     17,232,493          -             -

Common stock issued for cash
 at an average price of $0.21
 per share                       3,533,335      3,533        726,467          -             -

Conversion of  IEI Canada, Inc.
 Class A-special shares into
 IEI common shares (Note 8)      2,163,917      2,164         (2,164)         -             -

Common stock issued for
 services rendered at an
 average price of $0.18 per
 share                           2,188,143      2,188        384,602          -             -

Additional capital contributed        -          -            12,143          -             -

Currency translation adjustment       -          -              -           23,755          -

Net loss for the year ended
 December 31, 1997                    -          -              -             -       (2,157,704)
                               ----------    -------     ----------        ------     ----------
Balance, December 31, 1997      24,693,875     24,604     18,353,541        23,755   (20,099,140)

Common stock issued for cash
 at an average price of $0.35
 per share                       2,865,701      2,866        998,056          -             -

Common stock issued in lieu
 of debt at an average price
 of $0.16 per share              5,341,330      5,341        830,726          -             -

Common stock issued for
 services rendered at an
 average of $0.21 per share         99,999        100         21,325          -             -

Additional capital contributed        -          -           386,111          -             -

Currency translation adjustment       -          -              -           14,664          -

Net loss for the year ended
 December 31, 1998                    -          -              -             -       (1,894,749)
                               ----------     ------     ----------        ------     ----------
Balance, December 31, 1998     33,000,905    $33,001   $ 20,589,759       $38,419   $(21,993,889)
                               ==========     ======     ==========        ======     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                    Consolidated Statements of Cash Flows

                                                 For the Years Ended
                                                     December 31,
                                                  1998           1997
                                               -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                    $(1,894,749)  $(2,157,704)
   Adjustments to reconcile net loss to
    net cash used by operating activities:
     Depreciation and amortization                 108,677       202,017
     Stock issued for services                      21,425       386,790
     Loss on investment in joint venture           305,117          -
     Loss on disposition of assets                 104,106        36,798
   Changes in assets and liabilities:
     (Increase) decrease in accounts receivable      6,318       (40,841)
     (Increase) decrease in deposits and
      prepaid expenses                             (10,740)       10,842
     (Increase) decrease in restricted cash        (40,669)         -
     Increase (decrease) in accounts payable       (82,952)      188,809
     Increase (decrease) in unearned revenue        21,666          -
     Increase (decrease) in accrued expenses       208,001        94,001
     Increase (decrease) in contingent
      liabilities                                     -           82,362
                                                 ---------     ---------
       Net Cash (Used) by Operating Activities  (1,253,800)   (1,196,926)
                                                 ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets                        (41,283)     (424,398)
                                                    ------       -------

     Net Cash (Used) by Investing Activities       (41,283)     (424,398)
                                                    ------       -------

CASH FLOWS FROM FINANCING ACTIVITIES

   Principle payments on notes payable             (93,857)     (115,720)
   Cash received from notes payable                   -          983,396
   Capital contributions                           386,111        12,143
   Issuance of common stock for cash             1,000,922       730,000
                                                 ---------     ---------
     Net Cash Provided by Financing Activities   1,293,176     1,609,819


NET INCREASE (DECREASE) IN CASH                     (1,907)      (11,505)

CASH AT BEGINNING OF YEAR                           14,459        25,964
                                                    ------        ------
CASH AT END OF YEAR                             $   12,552    $   14,459
                                                    ======        ======

The accompanying notes are an integral part of these consolidated financial statements.

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Consolidated Statements of Cash Flows (Continued)

                                                 For the Years Ended
                                                     December 31,
                                                  1998           1997
                                               -----------    ----------

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

   Interest                                    $    67,223    $   25,448
   Income taxes                                $      -       $     -

NON-CASH FINANCING ACTIVITIES:

   Stock issued for services                   $    21,425    $  386,790
   Stock issued in conversion of debt
    to common stock                            $   836,067    $     -






The accompanying notes are an integral part of these consolidated financial statements.

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
               Notes to the Consolidated Financial Statements
                            December 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Organization

The consolidated financial statements presented are those of Industrial Ecosystems, Inc.(IEI) and its wholly-owned subsidiaries, Environmental Protection Company (EPC), I.E.I. Canada, Inc. (IEI Canada) and 1297833 Ontario, Ltd. (Ontario). Collectively, they are referred to herein as the "Company". IEI was incorporated in January, 1994 through the acquisition of Agri World Development Corp., a dormant public company. Agri World Development Corp. later changed its name to Industrial Ecosystems, Inc. IEI is principally a holding company but pays operating expenses for the bioremediation business.

In March 1994, IEI acquired 100% of EPC in exchange for 7,017,300 shares of its outstanding common stock. At the time of this acquisition, IEI was essentially inactive. Also, the exchange of IEI's common stock for the common stock of EPC resulted in the former stockholders of EPC obtaining control of IEI. Accordingly, EPC became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of EPC with no adjustment to the basis of EPC's assets acquired or liabilities assumed. For legal purposes, IEI was the surviving entity. EPC is in the bioremediation business and operates principally in New Mexico.

EPC held a minority interest in Analytica Environmental Laboratory. Analytica Environmental Laboratory was later dissolved. Subsequently, EPC voluntarily chose to satisfy some of the outstanding payroll liabilities of Analytica Environmental Laboratory.

Effective June 30, 1994, IEI, through its wholly-owned subsidiary, IEI Canada, Inc. (a Canadian Corporation) acquired 100% of I.T.E. Ecosystems, Inc., Amlin Grain Roasting, Inc. and a minority interest in N-Viro Systems Canada, Inc. The operations of I.T.E. Ecosystems, Inc. and Amlin Grain Roasting, Inc. were discontinued during 1994. In September 1994, IEI incorporated three wholly-owned subsidiaries called RFP Management & Development Corp., ROP Management & Development Corp. and IEI Canada, Inc. In December of 1996, IEI incorporated a separate wholly-owned subsidiary called ROP Liquid Feed Corp. In March 1998, IEI created an entity (merger company) for the purpose of merging IEI Canada, Inc., ROP Liquid Feed Corp., ROP Management & Development Corp. and RFP Management & Development Corp. into that entity. At the same time, the merger company was merged into a new entity named IEI Canada, Inc. The assets and certain liabilities of all of these companies were assumed by ROP North America, LLC, a joint venture company formed in March, 1998 (see Note 6), and the companies operations were discontinued. The assets and liabilities were transferred to the joint venture at the related companies' book value.

During 1998, IEI Canada, Inc. incorporated two separate wholly-owned subsidiaries called 1297833 Ontario, Ltd. and 1303873 Ontario, Ltd. 1297833 Ontario, Ltd. was organized to be in the bioremediation business. Neither 1297833 Ontario, Ltd. or 1303873 Ontario, Ltd. have had operations.

b.  Accounting Methods

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

              INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
             Notes to the Consolidated Financial Statements
                         December 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.  Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d.  Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock options and the IEI Canada Inc. class A-special shares, have not been included in the calculation as their effect is antidilutive for the periods presented.

e.  Change in Accounting Principle

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" during the year ended December 31, 1998. SFAS No. 130 established standards for reporting and display of comprehensive income (loss) and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company has retroactively applied the provisions of this new standard by showing the other comprehensive income (loss) for all years presented.

f.  Unearned Revenue

The Company entered into a one-year consulting agreement with the JV (see Note
6) whereby the Company would receive a total of $200,000 for management consulting. During 1998, the Company received a payment of $100,000 under the consulting agreement. The balance was payable based on meeting certain performance standards. At December 31, 1998, the Company had not met the performance standards and was not entitled to the additional $100,000 under the consulting agreement. Because the term of the agreement went from March, 1998 to March, 1999, the Company had unearned revenue of $21,666 as of December 31, 1998.

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
               Notes to the Consolidated Financial Statements
                            December 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.  Property and Equipment

Property and equipment is recorded at cost. Major additions and improvement are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful life of the assets as follows:

                Description                 Estimated Useful Life
                ------------------------    ---------------------

                Furniture and fixtures         3 to 7 years
                Machinery and equipment        5 to 7 years
                Computers                      5 years
                Vehicles                       5 years
                Leasehold improvements        15 years
                Buildings                     15 years

h.  Restricted Cash

The Company holds a certificate of deposit with a Canadian bank in the amount of $40,669 which is being used as security and collateral on a demand note with the same bank. The cash cannot be withdrawn from the CD until after the demand note is paid in full.

I.  Accounts Receivable

Accounts receivable consists almost entirely of amounts due from a major oil company. Those outstanding invoices are considered to be fully collectible and no allowance for doubtful accounts has been recorded.

j.  Provision For Taxes

At December 31, 1998, the Company has an accumulated deficit of $21,993,889 which includes net operating loss carryforwards that may be offset against future taxable income through 2013. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the net operating loss carryforwards will not be used. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

k.  Principles of Consolidation

The consolidated financial statements include those of Industrial Ecosystems, Inc. and its wholly-owned subsidiaries.

All material intercompany accounts and transactions have been eliminated.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
                          December 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

l.  Statement of Cash Flows

For the Company's foreign subsidiary, (IEI Canada and its subsidiaries), the functional currency has been determined to be the local currency.
Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resultant cumulative translation adjustments to the assets and liabilities are recorded as a separate component of stockholders' equity. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss). Such amounts are immaterial for all years presented.

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows, " cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

m.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

n.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1998:

     Furniture and fixtures                        $   35,535
     Machinery and equipment                          429,005
     Computers                                         14,875
     Vehicles                                          70,900
     Leasehold improvements                            10,340
     Building                                          14,905
     Land                                              31,561
                                                      -------
                                                      607,121
     Accumulated depreciation                        (331,148)
                                                      -------
     Net property and equipment                    $  275,973
                                                      =======

Depreciation expense for the years ended December 31, 1998 and 1997 was $108,677 and $202,017, respectively.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
                          December 31, 1998


NOTE 3 - RELATED PARTY TRANSACTIONS

As of December 31, 1998, the Company owed $14,286 to an employee of the joint venture. This amount represents an advance made to the Company during 1996. The amount is non-interest bearing and due on demand.

The Company also has been involved in a number of related party transactions. The most significant of those transactions are summarized as follows:

The Company has made disbursements and issued shares of its common stock to certain officers and directors of the Company, relatives of these officers and directors and companies owned by these officers and directors, although those individuals are no longer officers or directors of the Company. Most of these funds have been paid for services rendered or for payments related to construction of the Company's facilities and equipment. Any disbursements made to related parties for which there was no supporting documentation were recorded by the Company as compensation to the related parties.

The Company's president, from time to time, received payments in the form of loans that have been repaid without interest. The Company's president also advanced funds to the Company from time to time in order for the Company to meet its ongoing needs. These advances were also repaid without interest.

The Company's transfer agent as of December 31, 1998, is controlled by a minority shareholder who has received options, recorded at their fair market value on the date of issuance, from the Company for consulting services. As of December 31, 1998, the Company owed its transfer agent a total of $25,000. The minority shareholder has played a significant role in obtaining professional consulting, accounting and legal services for the Company in helping the Company try to become fully reporting with the SEC.

A former director of the Company has also controlled an entity that served as the Company's transfer agent prior to the current transfer agent taking over.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses as of December 31, 1998 consist primarily of accrued interest and unpaid payroll taxes, unemployment taxes, sales taxes and gross receipts taxes due both the federal and state taxing authorities. The Company has been delinquent on filing these tax forms and has unfiled taxes for both the 1997 and 1998 tax years. Reasonable interest and penalties have also been accrued as of December 31, 1998. The following is a breakout of accrued expenses as of December 31, 1998:

     Accrued payroll                                   $ 12,411
     Accrued payroll taxes, penalties and interest      198,282
     Accrued interest                                    26,400
     Other                                               86,662
                                                        -------

                          Total                        $323,755
                                                        =======

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
                          December 31, 1998


NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following at December 31, 1998:

                                                              December 31,
                                                                  1998
                                                              ------------

SBA note payable to a bank, interest at prime + 3%
  per annum, requires monthly payments of $1,860
  plus interest, matures in December, 2005,
  secured by machinery, equipment and certificate
  of deposit.                                                 $    156,250

Note payable to a company, interest at 11.5% per
  annum, principle and interest of $ 5,002 due
  monthly, matures in June, 2000, secured by
  equipment.                                                        82,058

Other obligations                                                    4,999
                                                                  --------
Total Notes Payable                                                243,307
Less: Current Portion                                              (85,902)
                                                                  --------
Long-Term Notes Payable                                       $    157,405
                                                                  ========

The aggregate principal maturities of notes payable are as follows:

         Year Ended
        December 31,                     Amount
        ------------                   ---------
           1999                       $   85,902
           2000                           45,795
           2001                           22,320
           2002                           22,320
           2003                           22,320
           2004 and thereafter            44,650
                                         =======

           Total                      $  243,307
                                         =======

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
                         December 31, 1998


NOTE 6 - INVESTMENT IN JOINT VENTURE

During March, 1998, IEI Canada, Inc., a wholly-owned subsidiary of IEI, entered into a joint venture agreement with JFJ Ecosystems, Inc. to form ROP North America, LLC (the JV). The JV created a wholly-owned subsidiary called ROP North America, Inc. (an Ontario Corporation) which became the operating entity. As of December 31, 1998, pursuant to a subsequent transaction, IEI Canada, Inc. has a 50% equity interest in the JV but does not have management control. The investment is being recorded under the equity method of accounting. Because of a significant first year loss of the JV, the investment is being recorded at $-0- as of December 31, 1998. The Company has the right to acquire the remaining 50% interest in the JV on or prior to December 31, 2000 conditional on meeting certain requirements established by the JV.

The joint venture was established to transform organic by-product from commercial waste streams into livestock feed. This process is accomplished in part, through the joint venture's liquid feed system. The joint venture also raises approximately 3,000 hogs under contract. In addition, the hog farm is a beta-site for the joint venture's liquid feed products.

On March 20, 1998, the Company entered into an equipment lease agreement with the JV whereby the JV has agreed to lease from the Company a certain liquid feed distribution system for $4,414 per month for a term of seven years.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

During 1997, the Company entered into a lease agreement for its office facilities in Pacifica, California effective May 1, 1997 and expiring May 1, 2000. The monthly rental payment is $2,350.

The Company also has reserved and recorded contingent liabilities to individuals who claim they are still owed although the Company issued shares of common stock in payment of the debts. The Company has recorded a total of contingent liabilities at December 31, 1998 of $747,819. It is currently uncertain as to whether or not the amounts will be paid in the future and management of the Company intends on vigorously contesting any claim that is made. It is reasonably possible, however, that the Company will have to pay the amounts and to be conservative, management has recorded these debts as contingent liabilities.

Management of the Company has also incorporated numerous subsidiaries over the past years with no real business purpose. These subsidiaries incurred various debts that the Company may be held liable for. The Company may also be responsible to cover certain debts incurred by the former officers and directors of the Company that were intended to be personal debts. Current management of the Company is uncertain as to whether the debtors are holding the Company responsible for these debts. Management believes that the provision for commitments and contingencies adequately covers the potential liabilities that the Company may be held responsible for, although no accrual has been recorded by the company as a result of the potential debts from these former officers and directors. Management is unable to accurately estimate the potential loss and considers the potential loss to be remote.

              INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
             Notes to the Consolidated Financial Statements
                          December 31, 1998

NOTE 7 - COMMITMENTS AND CONTINGENCIES (continued)

There are also certain individuals and entities that claim they have lien
rights on some or all of the Company's fixed assets.   Management of the
Company is currently uncertain as to whether these individuals have a legitimate claim or the potential liability related to these claims.

The Company is involved in certain litigation with a New Mexico limited liability company regarding an open account and a distribution agreement. A complaint against the Company was filed in July 1997. The Company contends that they had never ordered the product delivered and that the distribution agreement was breached. The dispute is still in the discovery stage. The Company has recorded a contingency of $30,000 (included in the contingent liabilities of $747,819 at December 31, 1998), although management intends on vigorously contesting the claim.

NOTE 8 - CLASS A-SPECIAL SHARES

During 1997, the Company issued 2,163,917 shares of common stock in exchange for the conversion of 2,163,917 shares of class A-special shares of IEI Canada, Inc., a wholly-owned subsidiary of the company (by virtue of voting rights and common stock shares). The class A-special shares were originally issued in connection with a Global Share Purchase Agreement during 1994. Each of the original shareholders of the class A-special shares received a warrant permitting the exchange of the shares for an equal number of shares of the Company at any time until 2015. A total of 4,000,000 class A-special shares were originally issued.

At December 31, 1998, 324,390 class A-special shares remain outstanding that are convertible at the holder's option into 254,573 (post-split) shares of the Company's common stock. These shares have been included in additional paid-in capital of the Company until they are converted into IEI shares.

NOTE 9 - STOCK OPTIONS

On July 23, 1997, the Board of Directors agreed to issue an option to purchase 166,667 (post-split) shares of common stock at an exercise price of $0.15 per share to an entity that provided a loan to the Company. At the time the options were granted, the exercise price was equal to, or greater than, the prior 10-day average trading price of the Company's shares.

On March 13, 1998, the Board of Directors agreed to issue options to various individuals who have provided and may continue to provide consulting and other services to the Company. Stock options for a total of 4,131,000 (post-split) shares of common stock were granted at an exercise price of $0.225 per share. At the time the options were granted, the exercise price was equal to, or greater than, the prior 10-day average trading price of the Company's shares.

As of December 31, 1998, an aggregate of 4,297,667 options to purchase common shares were outstanding with exercise prices ranging from $0.15 to $0.225 per share. At the time the options were granted, the exercise price was equal to or greater than the prior 10 day average trading price of the Company's shares.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                Notes to the Consolidated Financial Statements
                           December 31, 1998

NOTE 9 - STOCK OPTIONS (Continued)

166,667 of the options will expire if not exercised by July 23, 2002 and 591,000 of the options will expire if not exercised by March 13, 2003. The remaining 3,540,000 options are "cashless" options and will expire if not exercised by March 13, 2005. 3,277,667 of the options were exercisable on December 31, 1998 and the remaining 1,020,000 options become exercisable if the Company successfully files Form 10SB with the Securities and Exchange Commission prior to December 31, 1999.

NOTE 10 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $21,993,889 at December 31, 1998, the Company has a working capital deficit and limited internal financial resources. These factors combined raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. The Company is in the process of trying to obtain new directors and management and focusing on additional avenues of generating revenues sufficient to cover the operating costs. During 1998, the Company began to effect measures to reduce cash outflows and increase working capital through the issuance of additional shares of common stock for cash, services and conversion of debt. The Company has implemented a cash flow plan and has developed an overall strategy and certain financing options to meet its ongoing needs. It is the intent of management to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs.

NOTE 11 - SUBSEQUENT EVENT

Subsequent to December 31, 1998, the Company obtained a line-of-credit with a related party for up to $750,000 at 6% interest per annum. Withdrawals from the line-of-credit are to be authorized by an independent credit committee on a case-by-case basis. Total advances from the line-of-credit through the date of our audit report was $362,402. The line-of-credit is secured by the Company's interest in the JV and is due and payable in full by December 31, 2000.

The Company also entered into an agreement with the JV on January 4, 1999, whereby the joint venture partner received an immediate vesting of its 50% membership interest in the JV and the termination of the Company's option to reduce the joint venture partners membership interest to 19%. The joint venture partner was also granted certain rights, subject to certain conditions, to exercise an option to exchange their membership interest in the JV for that number of shares of the Company's common stock which would make the joint venture partner a 33.3% owner of the total outstanding common shares of the Company's stock issued and outstanding at the time of exercise.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                Notes to the Consolidated Financial Statements
                           December 31, 1998

NOTE 12 - CORRECTION OF AN ERROR

Subsequent to the issuance of the December 31, 1998 consolidated financial statements, the Company was able to recover a total of 596,001 shares of its outstanding common stock that had originally been recorded by the Company during 1995 and 1996 at a total cost of $527,607. The shares were determined to have been issued in error in that no consideration was ever received for the shares. The Company is treating these shares now as having never been issued. Consequently, an adjustment has been made to correctly reflect the total outstanding shares as of December 31, 1998. The adjustment has been reflected in the accompanying consolidated financial statements although the correction had no effect on the net loss for the years ended December 31, 1998 or 1997.

           [The remainder of this page is intentionally left blank]

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                         Consolidated Balance Sheet


                                   ASSETS
                                   ------
                                               September 30,   December 31,
                                                    1999           1998
                                                ------------   ------------
                                                 (Unaudited) (As Restated
                                                               See Note 12)
CURRENT ASSETS
   Cash and cash equivalents (Note 1)           $      3,315   $     12,552
   Restricted cash (Note 1)                           43,083         40,669
   Accounts receivable (Note 1)                       94,520         35,079
   Prepaid expenses (Note 1)                          43,529              -
                                                ------------   ------------

     Total Current Assets                            184,447         88,300
                                                ------------   ------------

PROPERTY AND EQUIPMENT (Net)(Notes 1 and 2)          220,714        275,973
                                                ------------   ------------

OTHER ASSETS

   Investment in joint venture (Note 7)                    -              -
   Deposits                                           21,644         10,740
                                                ------------   ------------

     Total Other Assets                               21,644         10,740
                                                ------------   ------------

     TOTAL ASSETS                               $    426,805   $    375,013
                                                ============   ============


The accompanying notes are an integral part of these consolidated financial statements.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                 Consolidated Balance Sheet (Continued)


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
              ----------------------------------------------

                                               September 30,   December 31,
                                                    1999           1998
                                                ------------   ------------
                                                 (Unaudited)   (As Restated
                                                                 See Note 12)
CURRENT LIABILITIES
   Accounts payable                             $     99,045   $    356,890
   Accrued expenses (Note 4)                         356,130        323,755
   Unearned revenue (Note 1)                            -            21,666
   Due to related party (Note 3)                        -            14,286
   Notes payable, current portion (Note 5)            45,030         85,902
                                                ------------   ------------

     Total Current Liabilities                       500,205        802,499
                                                ------------   ------------

LONG-TERM DEBT

   Note payable, related party (Note 6)              750,000              -
   Notes payable (Note 5)                            137,195        157,405
                                                ------------   ------------

     Total Long-Term Debt                            887,195        157,405
                                                ------------   ------------

     Total Liabilities                             1,387,400        959,904
                                                ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note 8)               496,591        747,819
                                                ------------   ------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock; 100,000,000 shares authorized
    of $0.001 par value, 35,500,905 and
    33,000,905 shares issued and outstanding,
    respectively                                      35,501         33,001
   Additional paid-in capital                     20,837,259     20,589,759
   Other comprehensive income                         44,688         38,419
   Accumulated deficit                           (22,374,634)   (21,993,889)
                                                ------------   ------------

     Total Stockholders' Equity (Deficit)         (1,457,186)    (1,332,710)
                                                ------------   ------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                          $    426,805   $    375,013
                                                ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                  Consolidated Statements of Operations
                             (Unaudited)

                                                         For the Three           For the Nine
                                                         Months Ended            Months Ended
                                                         September 30,           September 30,
                                                      1999         1998         1999        1998
                                                   ----------   ----------   ----------   ----------
REVENUES

   Net sales                                       $   83,314    $ 269,662   $  418,206    $ 525,246
   Direct costs                                       110,828      165,516      322,935      329,360
                                                   ----------   ----------   ----------   ----------
     Gross Profit                                     (27,514)     104,146       95,271      195,886
                                                   ----------   ----------   ----------   ----------
EXPENSES

   General and administrative                         230,622      325,695      778,134    1,351,703
   Bad debt expense                                      -          19,802         -          19,802
   Depreciation and amortization                       24,865       28,415       74,393       84,141
                                                   ----------   ----------   ----------   ----------
     Total Expenses                                   255,487      373,912      852,527    1,455,646
                                                   ----------   ----------   ----------   ----------
     Loss From Operations                            (283,001)    (269,766)    (757,256)  (1,259,760)
                                                   ----------   ----------   ----------   ----------
OTHER INCOME (EXPENSE)

   Other income                                         5,358       31,775       37,857       73,238
   Interest income                                       -             201          115          425
   Interest expense                                   (11,250)     (13,208)     (35,989)     (30,374)
   Loss on investment in joint venture                   -        (155,000)        -        (226,071)
   Loss on disposition of assets                         -            -            -         (14,311)
                                                   ----------   ----------   ----------   ----------
     Total Other Income (Expense)                      (5,892)    (136,232)       1,983     (197,093)
                                                   ----------   ----------   ----------   ----------
NET LOSS BEFORE EXTRAORDINARY ITEMS                  (288,893)    (405,998)    (755,273)  (1,456,853
                                                   ----------   ----------   ----------   ----------
EXTRAORDINARY ITEMS

 Debt forgiveness (Note 8)                               -            -         374,528         -
                                                   ----------   ----------   ----------   ---------
  Total Extraordinary Items                              -            -         374,528         -
                                                   ----------   ----------   ----------   ----------
NET LOSS                                           $ (288,893)  $ (405,998)  $ (380,745) $(1,456,853)
                                                   ==========   ==========   ==========   ==========
OTHER COMPREHENSIVE INCOME

   Foreign currency adjustments                          (400)        -           6,269         -
                                                   ----------    ----------   ----------   ----------
NET COMPREHENSIVE LOSS                             $ (289,293)  $ (405,998)  $ (374,476) $(1,456,853)
                                                   ==========   ==========   ==========   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
               Consolidated Statements of Operations (Continued)
                                  (Unaudited)


                                                         For the Three           For the Nine
                                                         Months Ended            Months Ended
                                                         September 30,           September 30,
                                                      1999         1998         1999        1998
                                                   ----------   ----------   ----------   ----------

BASIC EARNINGS (LOSS) PER SHARE

 Before extraordinary items                        $    (0.01)  $    (0.01)  $    (0.02)  $    (0.05)
 Extraordinary items                                     0.00          -           0.01          -
                                                   ----------   ----------   ----------   ----------

 BASIC EARNINGS (LOSS) PER SHARE                   $    (0.01)  $    (0.01)  $     0.01   $    (0.05)
                                                   ==========   ==========   ==========   ==========

FULLY DILUTED EARNINGS (LOSS) PER SHARE

 Before extraordinary items                        $    (0.01)  $    (0.01)  $    (0.02)  $    (0.05)
 Extraordinary items                                     0.00          -           0.03          -
                                                   ----------   ----------   ----------   ----------

 FULLY DILUTED EARNINGS (LOSS) PER SHARE           $    (0.01)  $    (0.01)  $     0.01   $    (0.05)
                                                   ==========   ==========   ==========   ==========


The accompanying notes are an integral part of these consolidated financial statements.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
           Consolidated Statements of Stockholders' Equity (Deficit)

                                                         Additional       Other
                                     Common Stock         Paid-In     Comprehensive  Accumulated
                                 Shares       Amount      Capital        Income        Deficit
                              -----------   --------   ------------   -----------   ------------
Balance, December 31, 1997     24,693,875   $ 24,694   $ 18,353,541   $    23,755  $ (20,009,140)
 (Previously reported)

Common stock issued for cash
 at an average price of $0.35
 per share                      2,865,701      2,866        998,056          -              -

Common stock issued in lieu
 of debt at an average price
 of $0.16 per share             5,341,330      5,341        830,726          -              -

Common stock issued for
 services rendered at an
 average of $0.21 per share        99,999        100         21,325          -              -

Additional capital contributed       -          -           386,111          -              -

Currency translation adjustment      -          -              -           14,664           -

Net loss for the year ended
 December 31, 1998                   -          -              -             -        (1,894,749)
                              -----------   --------   ------------   -----------   ------------
Balance, December 31, 1998     33,000,905     33,001     20,589,759        38,419    (21,993,889)

Common stock issued for cash
 at $0.10 per share             2,500,000      2,500        247,500          -              -

Currency translation adjustment
 (Unaudited)                         -          -              -            6,269           -

Net loss for the nine
 months ended Sept. 30, 1999
 (Unaudited)                         -          -              -             -          (380,745)
                              -----------   --------   ------------   -----------   ------------
Balance, June 30, 1999
 (Unaudited)                   35,500,905   $ 35,501   $ 20,837,259   $    44,688   $(22,374,634)
                              ===========   ========   ============   ===========   ============

The accompanying notes are an integral part of these consolidated financial statements.

                 INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                    Consolidated Statements of Cash Flows
                                  (Unaudited)


                                                         For the Three           For the Nine
                                                         Months Ended            Months Ended
                                                         September 30,           September 30,
                                                      1999         1998         1999        1998
                                                   ----------   ----------   ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES

 Net income (loss)                                 $ (288,893)  $ (405,998)  $ (380,745) $(1,456,853)
 Adjustments to reconcile net income to net
  cash (used) by operating activities:
   Debt forgiveness                                      -            -        (374,528)        -
   Loss on investment in joint venture                   -         155,000                   226,071
   Loss on disposition of assets                         -            -            -          14,311
   Depreciation and amortization                       24,865       28,415       74,393       84,141

 Changes in assets and liabilities:
   (Increase) decrease in accounts receivable          29,038     (160,380)     (59,441)    (176,423)
   (Increase) decrease in deposits and prepaid
     expenses                                             (38)       4,996      (54,433)      (4,404)
   Increase (decrease) in accounts payable             14,033     (135,839)    (267,531)    (661,092)
   Increase (decrease) in unearned revenue               -         (24,999)     (21,666)     (24,999)
   Increase (decrease) in contingent liabilities       (3,641)     517,885      129,969      594,553
   Increase (decrease) in accrued expenses             15,914)     143,867       32,375      194,353
                                                   ----------   ----------   ----------   ----------
    Net Cash (Used) by Operating Activities          (208,722)     122,947     (921,607)  (1,210,342)
                                                   ----------   ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of fixed assets                                (303)     (21,505)     (19,134)    (125,569)
                                                   ----------   ----------   ----------   ----------
    Net Cash (Used) by Investing Activities              (303)     (21,505)     (19,134)    (125,569)
                                                   ----------   ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES

 Common stock issued for cash                            -            -         250,000    1,000,992
 Additional capital contributed                          -            -            -         386,111
 Proceeds from notes payable                             -            -         750,000      100,341
 Principle payments on notes payable                  (18,989)     (24,203)     (66,082)     (41,179)
                                                   ----------   ----------   ----------   ----------
  Net Cash Provided by Financing Activities           (18,989)     (24,203)     933,318    1,446,195
                                                   ==========   ==========   ==========   ==========

NET INCREASE (DECREASE) IN CASH                      (228,014)      77,239       (6,823)     110,284

CASH, BEGINNING OF PERIOD                             274,412       47,504       53,221       14,459
                                                   ----------   ----------   ----------   ----------
CASH, END OF PERIOD                                $   46,398   $  124,743   $   46,398   $  124,743
                                                   ==========   ==========   ==========   ==========

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:
 Interest                                          $     -      $    9,425   $   28,639   $   28,365
 Income taxes                                      $     -      $     -      $     -      $     -

NON-CASH FINANCING ACTIVITIES:
 Common stock issued for services                  $     -      $     -      $     -      $     -
 Common stock issued on conversion
  debt to common stock                             $     -      $     -      $     -      $  240,000


The accompanying notes are an integral part of these consolidated financial statements.

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
               Notes to the Consolidated Financial Statements
                September 30, 1999 and December 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Organization

The consolidated financial statements presented are those of Industrial Ecosystems, Inc.(IEI) and its wholly-owned subsidiaries, Environmental Protection Company (EPC), I.E.I. Canada, Inc. (IEI Canada) and 1297833 Ontario, Ltd. and 1303873 Ontario, Ltd. Collectively, they are referred to herein as the "Company". IEI was incorporated in January, 1994 through the acquisition of Agri World Development Corp., a dormant public company. Agri World Development Corp. later changed its name to Industrial Ecosystems, Inc. IEI is principally a holding company but pays operating expenses for the bioremediation business.

In March 1994, IEI acquired 100% of EPC in exchange for 7,017,300 shares of its outstanding common stock. At the time of this acquisition, IEI was essentially inactive. Also, the exchange of IEI's common stock for the common stock of EPC resulted in the former stockholders of EPC obtaining control of IEI. Accordingly, EPC became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of EPC with no adjustment to the basis of EPC's assets acquired or liabilities assumed. For legal purposes, IEI was the surviving entity. EPC is in the bioremediation business and operates principally in New Mexico.

Effective June 30, 1994, IEI, through its wholly-owned subsidiary, IEI Canada, Inc. (a Canadian Corporation) acquired 100% of I.T.E. Ecosystems, Inc., Amlin Grain Roasting, Inc. and a minority interest in N-Viro Systems Canada, Inc. The operations of I.T.E. Ecosystems, Inc. and Amlin Grain Roasting, Inc. were discontinued during 1994. In September 1994, IEI incorporated three wholly-owned subsidiaries called RFP Management & Development Corp., ROP Management & Development Corp. and IEI Canada, Inc. In December of 1996, IEI incorporated a separate wholly-owned subsidiary called ROP Liquid Feed Corp. In March 1998, IEI created an entity (merger company) for the purpose of merging IEI Canada, Inc., ROP Liquid Feed Corp., ROP Management & Development Corp. and RFP Management & Development Corp. into that entity. At the same time, the merger company was merged into a new entity named IEI Canada, Inc. Certain assets and certain liabilities of all of these companies were assumed by ROP North America, LLC, a joint venture company formed in March, 1998 (see Note
7), and the companies operations were discontinued. The assets and liabilities were transferred to the joint venture at the related companies' book value.

During 1998, IEI Canada, Inc. incorporated two separate wholly-owned subsidiaries called 1297833 Ontario, Ltd. and 1303873 Ontario, Ltd. 1297833 Ontario, Ltd. was organized to be in the bioremediation business. Neither 1297833 Ontario, Ltd. or 1303873 Ontario, Ltd. have had any revenue since organization.

b.  Accounting Methods

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

              INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
             Notes to the Consolidated Financial Statements
             September 30, 1999 and December 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.  Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d.  Basic and Fully Diluted Earnings (Loss) Per Share

The computations of basic earnings (loss) per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock options and the IEI Canada Inc. class A-special shares, have been included in the fully diluted earnings (loss) per share for the periods presented.

e.  Change in Accounting Principle

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" during the year ended December 31, 1998. In accordance with SFAS No. 128, diluted earnings per share must be calculated when an entity has convertible securities, warrants, options, and other securities that represent potential common shares. The purpose of calculating diluted earnings (loss) per share is to show (on a pro forma basis) per share earnings or losses assuming the exercise or conversion of all securities that are exercisable or convertible into common stock and that would either dilute or not affect basis EPS. As permitted by SFAS No. 128, the Company has retroactively applied the provisions of this new standard by showing the fully diluted earnings (loss) per common share for all periods presented.

The Company also adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" during the year ended December 31, 1998. SFAS No. 130 established standards for reporting and display of comprehensive income (loss) and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company has retroactively applied the provisions of this new standard by showing the other comprehensive income (loss) for all periods presented.

f.  Unearned Revenue

The Company entered into a one-year consulting agreement with the JV (see Note
7) whereby the Company would receive a total of $200,000 for management consulting. During 1998, the Company received a payment of $100,000 under the consulting agreement. The balance was payable based on meeting certain performance standards. At December 31, 1998, the Company had not met the performance standards and was not entitled to the additional $100,000 under the consulting agreement. Because the term of the agreement went from March, 1998 to March, 1999, the Company had unearned revenue of $0 and $21,666 as of September 30, 1999 and December 31, 1998, respectively.

                INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
               Notes to the Consolidated Financial Statements
                September 30, 1999 and December 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.  Property and Equipment

Property and equipment is recorded at cost. Major additions and improvement are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful life of the assets as follows:

                Description                 Estimated Useful Life
                ------------------------    ---------------------

                Furniture and fixtures         3 to 7 years
                Machinery and equipment        5 to 7 years
                Computers                      5 years
                Vehicles                       5 years
                Leasehold improvements        15 years
                Buildings                     15 years

h.  Restricted Cash

The Company holds a certificate of deposit with a Canadian bank in the amount of $42,431 and $40,669 as of September 30, 1999 and December 31, 1998, respectively, which is being used as security and collateral on a demand note with the same bank. The cash cannot be withdrawn from the CD until after the demand note is paid in full.

i.  Accounts Receivable

Accounts receivable consists almost entirely of amounts due from a major oil company. Those outstanding invoices are considered to be fully collectible and no allowance for doubtful accounts has been recorded.

j.  Provision For Taxes

At December 31, 1998, the Company has an accumulated deficit of $21,993,889 which includes net operating loss carryforwards that may be offset against future taxable income through 2013. No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the net operating loss carryforwards will not be used. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

k.  Principles of Consolidation

The consolidated financial statements include those of Industrial Ecosystems, Inc. and its wholly-owned subsidiaries.

All material intercompany accounts and transactions have been eliminated.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
               September 30, 1998 and December 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

l.  Statement of Cash Flows

For the Company's foreign subsidiary, (IEI Canada and its subsidiaries), the functional currency has been determined to be the local currency. Accordingly, assets and liabilities are translated at year-end exchange rates, and operating statement items are translated at average exchange rates prevailing during the year. The resultant cumulative translation adjustments to the assets and liabilities are recorded as a separate component of stockholders' equity. Exchange adjustments resulting from foreign currency transactions are included in the determination of net income (loss). Such amounts are immaterial for all periods presented.

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

m.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

n.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

o.  Prepaid Expenses

The Company follows the policy of capitalizing prepaid costs and amortizing the costs over the periods benefitted. Prepaid expenses of $43,529 and $-0-as of September 30, 1999 and December 31, 1998, respectively, consist of advanced legal and accounting fees and are charged to operations as the services are performed.

p.  Unaudited Consolidated Financial Statements

The accompanying unaudited consolidated financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal, recurring nature.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
               September 30, 1999 and December 31, 1998

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
                                                September 30,     December 31,
                                                     1999           1998
                                                 ------------   ------------
                                                  (Unaudited)

     Furniture and fixtures                      $     35,838   $     35,535
     Machinery and equipment                          435,005        429,005
     Computers                                         14,875         14,875
     Vehicles                                          81,400         70,900
     Leasehold improvements                             4,033         10,340
     Building                                          14,905         14,905
     Land                                              40,199         31,561
                                                 ------------   ------------
                                                      626,255        607,121
     Accumulated depreciation                        (405,541)      (331,148)
                                                 ------------   ------------
     Net property and equipment                  $    220,714   $    275,973
                                                 ============   ============


NOTE 3 - RELATED PARTY TRANSACTIONS

As of September 30, 1999 and December 31, 1998, the Company owed $-0- and $14,286, respectively, to an employee of the joint venture. This amount represents an advance made to the Company during 1996. The amount is non-interest bearing and due on demand.

The Company also has been involved in a number of related party transactions. The most significant of those transactions are summarized as follows:

The Company has made disbursements and issued shares of its common stock to certain officers and directors of the Company, relatives of these officers and directors and companies owned by these officers and directors, although those individuals are no longer officers or directors of the Company. Most of these funds have been paid for services rendered or for payments related to construction of the Company's facilities and equipment. Any disbursements made to the related parties for which there was no supporting documentation were recorded by the Company as compensation to the related party.

The Company's former president, from time to time, received payments in the form of loans that have been repaid without interest. The Company's former president also advanced funds to the Company from time to time in order for the Company to meet its ongoing needs. These advances were also repaid without interest.

The Company's transfer agent as of December 31, 1998, was controlled by a minority shareholder who has received options recorded at their fair market value on the date of issuance from the Company for consulting services. As of September 30, 1999 and December 31, 1998, the Company owed its transfer agent a total of $0 and $25,000, respectively. The minority shareholder has played a significant role in obtaining professional consulting, accounting and legal services for the Company in helping the Company try to become fully reporting with the SEC.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
               September 30, 1999 and December 31, 1998

NOTE 3 - RELATED PARTY TRANSACTIONS (Continued)

From inception through mid 1996, a former director of the Company had also controlled an entity that served as the Company's transfer agent. At April 1, 1999, the Company engaged Atlas Stock Transfer, Salt Lake City, Utah, as its transfer agent.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses as of September 30, 1999 and December 31, 1998 consist primarily of accrued interest and unpaid payroll taxes, unemployment taxes, sales taxes and gross receipts taxes due both the federal and state taxing authorities. The Company has been delinquent on filing these tax forms and has unfiled taxes for both the 1997 and 1998 tax years. Reasonable interest and penalties have also been accrued as of September 30, 1999 and December 31, 1998. Following is the breakout of accrued expenses as of September 30, 1999 and December 31, 1998:

                                                 September 30,   December 31,
                                                      1999           1998
                                                  ------------   ------------
                                                  (Unaudited)

  Accrued payroll                                 $     28,115   $     12,411
  Accrued payroll taxes, penalties and interest        193,282        198,282
  Accrued interest                                      33,750         26,400
  Other                                                100,983         86,662
                                                  ------------   ------------
                                                  $    356,130   $    323,755
                                                  ============   ============
NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following:
                                                 September 30,   December 31,
                                                      1999           1998
                                                  ------------   ------------
                                                  (Unaudited)
Note payable to a bank, interest at prime + 3%
  per annum, requires monthly payments of $1,860
  plus interest, matures in December, 2005,
  secured by machinery, equipment and certificate
  of deposit.                                     $    139,510   $    156,250

Note payable to a company, interest at 11.5% per
  annum, principle and interest of $ 5,002 due
  monthly, matures in June, 2000, secured by
  equipment.                                            42,715         82,058

Other obligations                                            -          4,999
                                                  ------------   ------------
Total Notes Payable                                    182,225        243,307
Less: Current Portion                                  (45,030)       (85,902)
                                                  ------------   ------------
Long-Term Notes Payable                           $    137,195   $    157,405
                                                  ============   ============

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
               September 30, 1999 and December 31, 1998

The aggregate principal maturities of notes payable are as follows:

         Year Ended
        December 31,                     Amount
        ------------                   ---------
           1999                       $   85,902
           2000                           45,795
           2001                           22,320
           2002                           22,320
           2003                           22,320
           2004 and thereafter            44,650
                                        --------

           Total                      $  243,307
                                        ========

NOTE 6 - NOTES PAYABLE - RELATED PARTY

During the nine months ended September 30, 1999, the Company obtained a line-of-credit with a related party for up to $750,000 at 6% interest per annum. Withdrawals from the line-of-credit are to be authorized by an independent credit committee on a case-by-case basis. Total advances from the line-of-credit through September 30, 1999 was $750,000. The line-of-credit is secured by the Company's interest in the JV and is due and payable in full by December 31, 2000.

NOTE 7 - INVESTMENT IN JOINT VENTURE

During March, 1998, IEI Canada, Inc., a wholly-owned subsidiary of IEI, entered into a joint venture agreement with JFJ Ecosystems, Inc. to form ROP North America, LLC (the JV). The JV created a wholly-owned subsidiary called ROP North America, Inc. (an Ontario Corporation) which became the operating entity. As of December 31, 1998, pursuant to a subsequent transaction, IEI Canada, Inc. has a 50% equity interest in the JV but does not have management control. The investment is being recorded under the equity method of accounting. Because of a significant first year loss of the JV, the investment is being recorded at $-0- as of December 31, 1998. The Company has the right to acquire the remaining 50% interest in the JV on or prior to December 31, 2000 conditional on meeting certain requirements established by the JV.

The joint venture was established to transform organic by-product from commercial waste streams into livestock feed. This process is accomplished in part, through the joint venture's liquid feed system. The joint venture also raises approximately 3,000 hogs under contract. In addition, the hog farm is a beta-site for the joint venture's liquid feed products.

On March 20, 1998, the Company entered into an equipment lease agreement with the JV whereby the JV has agreed to lease from the Company a certain liquid feed distribution system for $4,414 per month for a term of seven years.

The Company also entered into an agreement with the JV on January 4, 1999, whereby the joint venture partner received an immediate vesting of its 50% membership interest in the JV and the termination of the Company's option to reduce the joint venture partners membership interest to 19%. The joint

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
                September 30, 1999 and December 31, 1998

NOTE 7 - INVESTMENT IN JOINT VENTURE (CONTINUED)

venture partner was also granted certain rights, subject to certain conditions, to exercise an option to exchange their membership interest in the JV for that number of shares of the Company's common stock which would make the joint venture partner a 33.3% owner of the total outstanding common shares of the Company's stock issued and outstanding at January 4, 1999.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Currently, the Company entered into a month to month lease agreement for its office facilities in Pacifica, California. The monthly rental payment is $1,900.

The Company also has reserved and recorded contingent liabilities to individuals who claim they are still owed although the Company issued shares of common stock in payment of the debts. The Company has recorded a total of contingent liabilities at September 30, 1999 and December 31, 1998 of $496,591 and $747,819, respectively. During the nine months ended September 30, 1999, $29,603 was paid by the Company and $374,528 of the contingent liabilities were settled through a full release by the respective creditors. Corresponding income from the debt forgiveness has been recorded in the accompanying financial statements for the nine months ended September 30, 1999. Additional contingent liabilities of $152,903 were recorded by the Company during the nine months ended September 30, 1999. It is currently uncertain as to whether or not the remaining amounts will be paid in the future and management of the Company intends on vigorously contesting any claim that is made. It is reasonably possible, however, that the Company will have to pay the amounts and to be conservative, management has recorded these possible debts as contingent liabilities.

The Company is involved in certain litigation with a New Mexico limited liability company regarding an open account and a distribution agreement. A complaint against the Company was filed in July 1997. The Company contends that they had never ordered the product delivered and that the distribution agreement was breached. The Company has recorded a contingency of $75,000 and $30,000 (included in contingent liabilities of $500,232 and $747,819 at June 30, 1999 and December 31, 1998, respectively), although management intends on vigorously contesting the claim.

The Company is also involved in threatened litigation with Middlemarch Farms, Ltd. (Middlemarch), a Canadian company, whereby Middlemarch is claiming a security interest in certain property transferred to the joint venture during March 1998. Middlemarch is claiming that there is an outstanding balance due of $230,300 plus interest. The property subject to the security interest is comprised of the assets and liabilities which were transferred to the joint venture in March 1998.

The Company claims that the amount has been paid but has recorded a contingent liability for the claimed amount (included in contingent liabilities of $500,232 and $747,819 at June 30, 1999 and December 31, 1998, respectively).
If Middlemarch proceeds with its claim, the Company may be involved in litigation in regards to the circumstances surrounding the creation of the claimed interest and the payment of the debt.

                   INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
                  Notes to the Consolidated Financial Statements
                     September 30, 1999 and December 31, 1998

NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

On March 17, 1999, the Company received a letter from Canadian counsel threatening litigation on behalf of Diamond Measure, Inc., a Canadian corporation, with which the Company engaged in discussions about a possible acquisition during 1994. The negotiations were never consummated, and no contract was ever signed. On August 6, 1999, the Company's Canadian counsel was served with a statement of Claim filed in Superior Court of Justice in Windsor Ontario on August 4, 1999, by Diamond Measure, Inc. and Ronald McGuire, against the Company. The claim is for a total of $1.5 million dollars Canadian for breach of contract and detrimental reliance, $1 million to Diamond Measure, Inc. and $500,000 to Ronald McGuire. Because no agreement was ever reached and no written contract signed, the Company believes that the action is without merit.

NOTE 9 - CLASS A-SPECIAL SHARES

During 1997, the Company issued 2,163,917 shares of common stock in exchange for the conversion of 2,163,917 shares of class-A special shares of IEI Canada, Inc., a wholly owned subsidiary of the Company (by virtue of voting rights and common stock shares). The class-A special shares were originally issued in connection with a Global Share Purchase Agreement during 1994. Each of the original shareholders of the class-A special shares received a warrant permitting the exchange of the shares for an equal number of shares of the Company at any time until 2015. A total of 4,000,000 class-A shares were originally issued.

At September 30, 1999 and December 31, 1998, 324,390 class A-special shares remain outstanding that are convertible at the holder's option into 254,573 (post split) shares of the Company's common stock. These shares have been included in additional paid-in capital of the Company until they are converted into IEI shares.

NOTE 10 - STOCK OPTIONS

On July 23, 1997, the Board of Directors agreed to issue an option to purchase 166,667 (post-split) shares of common stock at an exercise price of $0.15 per share to an entity that provided a loan to the Company. At the time the options were granted the exercise price was equal to or greater than the prior 10-day average trading price of the Company's shares.

On March 13, 1998, the Board of Directors agreed to issue options to various individuals who have provided and may continue to provide consulting and other services to the Company. Stock options for a total of 4,131,000 (post-split) shares of common stock were granted at an exercise price of $0.225 per share. At the time the options were granted, the exercise price was equal to or greater than the prior 10 day average trading price of the Company's shares.

As of December 31, 1998, an aggregate of 4,297,667 options to purchase common shares were outstanding with exercise prices ranging from $0.15 to $0.225 per share. At the time the options were granted, the exercise price was equal to or greater than the prior 10 day average trading price of the Company's shares, 166,667 of the options will expire if not exercised by July 23, 2002 and 591,000 of the options will expire if not exercised by March 13, 2003. The remaining 3,540,000 options are "cashless" options and will expire if not exercised by March 13, 2005. 3,277,667 of the options were exercisable on December 31, 1998 and the remaining 1,020,000 options became exercisable if the Company successfully files Form 10SB with the Securities and Exchange Commission prior to December 31, 1999.

               INDUSTRIAL ECOSYSTEMS, INC. AND SUBSIDIARIES
              Notes to the Consolidated Financial Statements
               September 30, 1999 and December 31, 1998


NOTE 10 - STOCK OPTIONS (CONTINUED)

In May 1999, the Board of Directors of the Company agreed to issue 225,000 options, exercisable at $1.00 per share and expiring on May 31, 2003, to an unaffiliated third party in settlement of an outstanding lease obligation for one of its Canadian subsidiaries. The exercise price for the options was determined by negotiations between the parties.

In April 1999 the Company issued 720,000 options exercisable at $0.16 per share and expiring on April 30, 2004. In June 1999, the Company issued an additional 400,000 options exercisable at $0.20 per share and expiring on June 3, 2004. The 720,000 options and the 400,000 shares were issued pursuant to the Company's 1999 Stock Option and Award Plan and the exercise price of the respective options is equal to or greater than the prior 10 day average trading price of the Company's shares.

NOTE 11 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $21,993,889 at December 31, 1998, a working capital deficit and limited internal financial resources. These factors combined raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. It is the intent of management to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs. During 1998, the Company began to effect measures to reduce cash outflows and increase working capital through the issuance of additional shares of common stock for cash, services, and conversion of debt. The Company has implemented a cash flow plan and has developed an overall strategy and certain financing options to meet its ongoing needs. It is the intent of management to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs.

NOTE 12 - CORRECTION OF AN ERROR

Subsequent to the issuance of the December 31, 1998 consolidated financial statements, the Company was able to recover a total of 596,001 shares of its outstanding common stock that had originally been recorded by the Company during 1995 and 1996 at a total cost of $527,607. The shares were determined to have been issued in error in that no consideration was ever received for the shares. The Company is treating these shares now as having never been issued. Consequently, an adjustment has been made to correctly reflect the total outstanding shares as of December 31, 1998, and to correctly reflect the net income (loss) for the six months ended June 30, 1999.

[BACK COVER PAGE]

                          INDUSTRIES ECOSYSTEMS, INC.

                               ___________ Shares
                                  Common Stock

                                   PROSPECTUS
                                MARCH __, 2000


No dealer, salesman or any other person has been authorized to give information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this Prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

                        Table of Contents
Section                                                                   Page
-------                                                                   ----
PROSPECTUS SUMMARY.........................................................
RISK FACTORS...............................................................
PLAN OF DISTRIBUTION.......................................................
SELLING SHAREHOLDERS.......................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.................................................
BUSINESS...................................................................
PROPERTY...................................................................
MANAGEMENT.................................................................
EXECUTIVE COMPENSATION.....................................................
PRINCIPAL SHAREHOLDERS.....................................................
CERTAIN TRANSACTIONS.......................................................
DESCRIPTION OF CAPITAL STOCK...............................................
LITIGATION.................................................................
LEGAL MATTERS..............................................................
EXPERTS....................................................................
ADDITIONAL INFORMATION.....................................................
INDEX TO FINANCIAL STATEMENTS..............................................
FINANCIAL STATEMENTS.......................................................

Until ___________, 2001, all dealers effecting transactions in the Common Stock, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 16-10a-901 through 909 of the Utah Revised Business Corporation Act provides in relevant parts as follows:

     (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in 1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Utah Revised Business Corporation Act.

The Registrant's articles of incorporation and bylaws provide that the Registrant "may indemnify" to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that the Registrant will indemnify its officers and directors to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitations on Liability
------------------------
Subsequent to the Company's incorporation, the state of Utah enacted a statute limiting the liability of officers and directors of the Company and its shareholders in certain circumstances. Management has determined that it would be advantageous for the Company to amend its Articles of Incorporation to include the protections provided to officers and directors of the Company pursuant to Section 16-10a-841 of the Utah Revised Business Corporation Act.

The amendment to the Articles of Incorporation would eliminate the personal liability of a director to the Company or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the corporation or the shareholders; (c) an unlawful distribution; or (d) an intentional violation of a criminal law.

It should be noted that the provisions eliminating liability of directors limit the remedies available to a shareholder dissatisfied with a Board decision which is protected by the provision. An aggrieved shareholder's only remedy in such a circumstance is to sue to stop the completion of the Board's action. In many situations, this remedy may not be effective. Shareholders, for example, may not be aware of a transaction or an event until it is too late to prevent it. In these cases, the shareholders and the Company could be injured by a careless Board decision and yet have no effective remedy.

Management believes that limiting director's liability is in the best interest of the shareholders and the Company, as it should enhance the Company's ability to attract and retain qualified individuals to serve as directors of the Company by assuring directors ( and potential directors) that their good faith decisions will not be second-guessed by a court evaluating decisions with the benefit of hindsight. This is particularly applicable, management believes, in the recruitment of outside directors who are not employees of the Company and who may, therefore, bring additional objectivity and experience to
the Board of Directors.   Management believes that the diligence exercised by
directors stems primarily from their desire to act in the best interest of the Company and not from a fear of monetary damage awards. Consequently, management believes that the level of scrutiny and care exercised by directors will not be lessened by this provision of the Articles of Incorporation.

Indemnification of Officers, Directors and Others
-------------------------------------------------
This Article has been added to provide that the Company shall indemnify directors to the fullest extent permitted by the Utah Revised Business Corporation Act and that the Company may indemnify officers, employees, or agents as authorized by the bylaws and the Board of Directors. The Board of Directors believes that indemnification for directors is important to enable the Company to attract and retain competent directors. The Board of Directors believes that permissive indemnification for others, as determined by the Board of Directors, is important because it permits indemnification in appropriate circumstances.

The indemnification provisions in the Amended Articles may require the Company to indemnify individuals against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, that may arise by reason of their status or service as directors, officers, or agents (other than liabilities arising from willful misconduct of a culpable nature) and to advance expense incurred as a result of any proceeding against them as to which they could be indemnified. As a result of such indemnification limitations, any large damage awards that are not compensated by insurance will come directly from the Company's treasury.

Subsequent to shareholder approval of the above Amended Articles in April 1999, the board of directors adopted revisions to the Company's Bylaws to include Article V, Indemnification of Directors, Officers, Agents and Employees. This Article parallels the provisions adopted in the Amended Articles of Incorporation.

            ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses(*) to the Company in connection with the offering described in the Registration Statement:

     Registration Fee............................................$   500.00*
     Accounting Fees and Expenses................................  2,500.00*
     Legal Fees and Expenses..................................... 20,000.00*
     Blue Sky Fees...............................................  2,500.00*
     Printing and Engraving......................................  3,500.00*
     Transfer Agent Fees.........................................  1,000.00*
                                                                  ----------
     Total Expenses..............................................$30,000.00
                                                                  ==========
(*)  All figures are estimates.

            ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

With respect to the following discussion relating the to recent issuance of unregistered securities, all share amounts give effect to a 3-for-2 reverse split of the Company's issued and outstanding shares effective April 30, 1998.

In November 1999, the Company issued to John P. Crowe, a major shareholder of the Company and a principal of the Company's joint venture partner, 4,500,000 Units at a purchase price of $0.0675 per Unit, each Unit consisting of one share of common stock and one warrant to purchase common stock at exercise prices and for the periods according to the following schedule:

     Amount        Price        Exercisable
  ----------     --------  ---------------------
    850,000      $  0.07   11/14/99 - 11/14/00, or 120 days after registration
    850,000      $  0.11   11/14/99 - 11/14/00, or 180 days after registration
  2,000,000      $  0.15   11/14/99 - 11/14/00, or 240 days after registration
    800,000      $  0.19   11/14/99 - 11/14/00, or one year after registration

In January 2000, the Company issued to two unaffiliated investors, 2,400,000 Units at a purchase price of $0.0675 per Unit, each Unit consisting of one share of common stock and one warrant to purchase common stock at exercise prices and for the periods according to the following schedule:

     Amount        Price        Exercisable
  ----------     --------  ---------------------
    440,000      $  0.07   1/21/00 - 1/21/01, or 120 days after registration
    440,000      $  0.11   1/21/00 - 1/21/01, or 180 days after registration
  1,040,000      $  0.15   1/21/00 - 1/21/01, or 240 days after registration
    480,000      $  0.19   1/21/00 - 1/21/01, or one year after registration

The Unit Shares carry registration rights committing the Company, on a best efforts basis, to file a registration statement on Form S-1 for the purpose of registering the Units for resale by the holder as a selling shareholder, with a concomitant reduction in the exercise period upon the effectiveness of the registration. Expenses for the registration will be shared by the Holders and the Company. The Warrants are subject to a call provision which permits the Company to require the exercise or forfeit of the warrants, within 10 days of the call notice, if the ten day average closing price of the Company's common stock exceeds the respective exercise prices of the warrants by 250%, 200%, 175% and 150%, respectively. The sale of shares was made pursuant to an exemption from registration and the prospectus delivery requirements of the Securities Act set forth in Regulation D, Rule 506.

In May 1999, the Company issued 2,500,000 shares of restricted Common Stock in a private placement for cash at $0.10 per share to John Crowe and five of his relatives and/or affiliates, all of whom executed suitability and investment letters stating that they were accredited investors. The sale of shares was made pursuant to an exemption from registration and the prospectus delivery requirements of the Securities Act set forth in Regulation D, Rule 506.

In 1998, the Company issued 2,865,701 shares of Common Stock in a private placement for cash at an average price of $0.35 per share to certain investors. A total of 2,015,701 shares were issued to John Crowe, a major shareholder of the Company and a principal of the Company's joint venture partner, and certain of his relatives and/or affiliates. The remaining 850,000 shares were issued to a two unaffiliated investors. No underwriter or placement agent was used by the Company and no commissions were paid. No general advertising or solicitation was used in connection therewith.

In 1998, the Company issued 5,341,330 shares of Common Stock to certain creditors of the Company for conversion of outstanding indebtedness at an average price of $0.16 per share.

In 1998, the Company issued 99,999 shares of Common Stock to various individuals for professional services relating to the Company's business plan and providing technical services. The value for the services was placed at an average of $0.21 per share. No cash consideration was received by the issuer and the aggregate offering price for the securities (approximately $21,000) was determined to be the fair market value for the consulting services provided. None of the purchasers were officers and/or directors of the issuer at the time of issuance of the securities or currently hold such positions with the issuer.

In 1998, the Company issued options to various individuals who have provided and may continue to provide consulting and other services to the Company. Stock options for a total of 4,131,000 (post-split) shares of common stock were granted at an exercise price of $0.225 per share. At the time the options were granted, the exercise price was equal to or greater than the prior 10 day average trading price of the Company's shares. 591,000 of the options will expire if not exercised by March 13, 2003. The remaining 3,540,000 options will expire if not exercised by March 13, 2005.

In 1997, the Company issued 3,533,335 shares of Common Stock for cash in a private placement at an average price of $0.21 per share to certain unaffiliated investors. No underwriter or placement agent was used by the Company and no commissions were paid. No general advertising or solicitation was used in connection therewith.

In 1997, the Company issued 2,188,143 shares of Common Stock to various individuals for professional and consulting services. 200,000 of the shares were issued to Robert Moore, a former officer, for services as an employee and in settlement of his termination by the Company. The remaining shares were issued for services relating to conducting market research, development of the Company's marketing research and business plan, and providing legal and technical services. The value for the services provided was placed at an average of $0.18 per share. No cash consideration was received by the issuer and the aggregate offering price for the securities (approximately $394,000) was determined to be the fair market value for the employee and consulting services provided. None of the purchasers were officers and/or directors of the issuer at the time of issuance of the securities or currently hold such positions with the issuer.

In 1997, the Company issued 2,163,917 shares of Common Stock in exchange for the conversion of 2,163,917 shares of Class-A Special Shares of IEI Canada which were issued in connection with: a Global Share Purchase Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc., and ITE Ecosystems, Inc. shareholders; and a Share Exchange Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc. shareholders and IEI, Canada, Inc., both dated June 28, 1994. The above Agreements were executed to effect the purchase of all the outstanding shares of ITE Ecosystems, Inc. common stock. Each ITE shareholder executed an individual Share Purchase Agreement in which each share of ITE common stock was exchanged for a designated number of shares of IEI, Canada "Special Class A" shares. In addition, each ITE shareholder received a warrant permitting the exchange of the IEI, Canada "Special Class A" shares for an equal number of Industrial Ecosystems, Inc. pre-split shares at any time until 2015. A total of 4,000,000 Special Class A shares were issued. At December 31, 1998, 324,390 shares were outstanding that are convertible at the holder's option into 254,573 post-split shares of the Company's Common Stock.

In 1997, the Company issued an option to purchase 166,667 (post-split) shares of common stock at an exercise price of $0.15 per share to an entity that provided a loan to the Company. At the time the options were granted, the exercise price was equal to or greater than the prior 10 day average trading price of the Company's shares. These options will expire if not exercised by July 23, 2002.

In 1996, the Company issued 538,499 shares of Common Stock for cash in a private placement at an average price of $0.70 per share to certain unaffiliated investors. No underwriter or placement agent was used by the Company and no commissions were paid. No general advertising or solicitation was used in connection therewith.

In 1996, the Company issued 1,159,295 shares of Common Stock to various individuals for professional and consulting services relating to conducting market research, development of the Company's marketing research and business plan, and providing legal and technical services. The value for the services provided was placed at an average of $0.76 per share. No cash consideration was received by the issuer and the aggregate offering price for the securities (approximately $881,695) was determined to be the fair market value for the consulting services provided. None of the purchasers were officers and/or directors of the issuer at the time of issuance of the securities or currently hold such positions with the issuer.

In 1996, the Company issued 4,613,340 shares of Common Stock to certain creditors of the Company for conversion of outstanding indebtedness at an average price of $0.87 per share.

In 1996, the Company issued 333,335 shares of Common Stock in connection with negotiations with certain individuals and companies for acquisitions or business deals which were never consummated at an average price of $0.78 per share.

In 1996, the Company issued 2,734 shares of Common Stock in to certain individuals in lieu of salary at an average value of $0.59 per share.

In 1996, the Company issued 366,667 shares in a private placement to certain individuals from whom consideration was never received at an average price of $0.60 per share. The certificates representing these shares have subsequently been canceled and a corresponding adjustment to shareholders' equity has been made to reflect the cancellation.

In 1996, the Company issued 221,370 shares of Common Stock in exchange for the conversion of 221,370 shares of Class-A Special Shares of IEI Canada which were issued in connection with: a Global Share Purchase Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc., and ITE Ecosystems, Inc. shareholders; and a Share Exchange Agreement executed by and between Industrial Ecosystems, Inc., ITE Ecosystems, Inc. shareholders and IEI, Canada, Inc., both dated June 28, 1994. The above Agreements were executed to effect the purchase of all the outstanding shares of ITE Ecosystems, Inc. common stock. Each ITE shareholder executed an individual Share Purchase Agreement in which each share of ITE common stock was exchanged for a designated number of shares of IEI, Canada "Special Class A" shares. In addition, each ITE shareholder received a warrant permitting the exchange of the IEI, Canada "Special Class A" shares for an equal number of Industrial Ecosystems, Inc. pre-split shares at any time until 2015. A total of 4,000,000 Special Class A shares were issued.

Securities issued in the foregoing transactions were issued in reliance on the exemption from registration and the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in
Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

                        ITEM 27.  EXHIBITS

     Copies of the following documents have been included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-B.

         SEC
Exhibit  Reference
No.      No.        Title of Document                          Location
-------  ---------  -----------------                          --------

  1      3(i)       Articles of Incorporation and Amendments   Incorporated by
                                                               Reference (1)

  2      3(ii)      Bylaws                                     Incorporated by
                                                               Reference (1)

  3      5          Opinion of Taylor and Associates, Inc.
                    Attorneys and Counselors at Law            This Filing

  4      23         Consent of Jones, Jensen & Company,
                    Certified Public Accountants               This Filing

  5      23         Consent of Taylor and Associates, Inc.,
                    Attorneys and Counselors at Law            This Filing


(1) Incorporated by reference to the Company's registration statement on Form 10-SB, SEC file no. 0-29838, and all amendments thereto.


                      ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes that it will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to (i) include any Prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change to the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining liability under the Securities Act, each post-effective amendment will be treated as a new Registration Statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3) If, applicable, file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, each post effective amendment that contains a form of Prospectus will be treated as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Bloomfield, State of New Mexico, on the 29th day of February 2000.

INDUSTRIAL ECOSYSTEMS, INC.
/S/ Tom Jarnagin, President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Tom Jarnagin, with power of substitution, as his or her attorney-in-fact for him or her, in all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                      Date
---------                         -----                      ----


-----------------------------
/S/ Tom Jarnagin                  Director                   February 29, 2000


-----------------------------
/S/ Magaly Bianchini              Director                   February 29, 2000


-----------------------------
/S/ Steven C. Justus              Director                   February 29, 2000